UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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KEYCORP

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KeyCorp 2018 Proxy Statement and

Notice of 2018 Annual Meeting

of Shareholders

127 PUBLIC SQUARE CLEVELAND, OHIO 44114 March 23, 2018

BETH E. MOONEY Chairman of the Board and Chief Executive Officer

Message to

the Shareholders

Dear Shareholder,

The past year was a strong year for Key, as we improved our business fundamentals, enhanced our competitive positioning, and delivered on our commitments to you, our shareholders. Our results demonstrate continued momentum across our franchise, as well as the achievement of a number of significant milestones throughout the year. We completed the integration of the largest acquisition in our company’s history, and continue to realize the value as we move forward. The investments we have made in people, products and capabilities are generating returns, and we continue to strategically invest to strengthen our business model and position our company for growth.

On behalf of your Board of Directors, we are pleased to invite you to KeyCorp’s 2018 Annual Meeting of Shareholders on Thursday, May 10, 2018. The meeting will be held at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114, beginning at 8:30 a.m., local time.

We encourage you to carefully review this year’s notice and proxy statement, which contain important information about proxy voting and the business to be conducted at the meeting, as well as highlights of Key’s 2017 performance. We hope you will attend the meeting, but even if you plan to attend, we encourage you to vote your shares in advance of the meeting by telephone, online, or by returning your completed proxy card to us.

Every shareholder vote is important and we want to ensure your shares are represented at the meeting. Please vote your shares as promptly as possible.

Thank you for your continued support of KeyCorp. We look forward to seeing you at the meeting.

Sincerely,

Beth E. Mooney

Notice of Annual Meeting of Shareholders

of KeyCorp

Date and Time:	Place:
Thursday, May 10, 2018, at 8:30 a.m., local time	One Cleveland Center 1375 East Ninth Street Cleveland, Ohio 44114

Items of Business:

At the meeting, the shareholders will vote on the following matters:

1.	Election of the 15 directors named in the proxy statement to serve for one-year terms expiring in 2019;

2.	Ratification of Ernst & Young LLP as independent auditors for KeyCorp for the fiscal year ending December 31, 2018;

3.	Advisory approval of KeyCorp’s executive compensation;
4.	A shareholder proposal seeking to reduce the ownership threshold to call a special shareholder meeting; and

5.	Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Record Date:

Shareholders of record of KeyCorp common shares at the close of business on Friday, March 16, 2018, have the right to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

Delivery of Proxy Materials:

We will first mail the Notice of Internet Availability of Proxy Materials to our shareholders on or about Monday, March 26, 2018. On or about the same day, we will begin mailing paper copies of our proxy materials to shareholders who have requested them.

Voting:

It is important that your shares are represented and voted at the meeting. You may vote by telephone, online, or by mailing your signed proxy card in the enclosed return envelope if the proxy statement was mailed to you. If you do attend the meeting, you may withdraw any previously-voted proxy and personally vote on any matter properly brought before the meeting.

By Order of the Board of Directors

Paul N. Harris

Secretary and General Counsel

March 23, 2018

Internet Availability of Proxy Materials: IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 10, 2018: Our 2018 proxy statement, proxy card, and Annual Report on Form 10-K for the year ended December 31, 2017, are available at www.envisionreports.com/key.

Proxy Statement

The Board of Directors of KeyCorp (“Key,” the “Company,” “our,” “us” or “we”) is furnishing you with this proxy statement to solicit shareholder proxies to be voted at the 2018 Annual Meeting of Shareholders to be held on May 10, 2018 (the “Annual Meeting”), and at all postponements and adjournments thereof. The 2018 Annual Meeting will be held at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114.

The mailing address of our principal executive office is 127 Public Square, Cleveland, Ohio 44114. KeyCorp employs the cost-effective and environmentally-conscious “notice and access” delivery method. This allows us to give our shareholders access to a full set of our proxy materials online. Beginning on or about March 26, 2018, we will send to most of our shareholders, by mail or e-mail, a notice explaining how to access our proxy materials and vote online. This notice is not a proxy card and cannot be used to vote your shares. On or about March 26, 2018, we will also begin mailing paper copies of our proxy materials to shareholders who have requested them.

All record holders of KeyCorp common shares at the close of business on Friday, March 16, 2018, are entitled to vote. On that date, there were 1,052,187,831 KeyCorp common shares outstanding. Holders of KeyCorp common shares are entitled to one vote for each share held of record.

Proxy Statement Summary

This summary contains highlights of information contained elsewhere in our proxy statement and does not contain all of the information that you should consider. Please read the entire proxy statement before you vote.

Proposals for the Annual Meeting

Proposal	Page	Board Recommendation

1. Election of Directors You are being asked to elect 15 directors. Each of the nominees is standing for election to hold office until the 2019 Annual Meeting of Shareholders.	1	“FOR” each nominee

2. Auditor Ratification You are being asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent auditor for fiscal year 2018. One or more representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions from shareholders.	58	“FOR”

3. Say-on-Pay You are being asked to give advisory approval of compensation paid to KeyCorp’s Named Executive Officers (as defined on page 24 of this proxy statement). This advisory vote is held on an annual basis.	59	“FOR”

4. Shareholder Proposal Seeking to Reduce the Ownership Threshold to Call a Special Shareholder Meeting A shareholder proposal seeking to amend KeyCorp’s Second Amended and Restated Regulations to reduce the ownership threshold required to call a special shareholder meeting from 25% to 10% is being presented for vote.	60	“AGAINST”

2018 Director Nominees

Name	Age	Director Since	Independent	Committee Memberships
				Audit	C&O	NCGC	Risk	Executive
Bruce D. Broussard	55	2015	Yes		✓
Charles P. Cooley	62	2011	Yes	Chair		✓		✓
Gary M. Crosby	63	2016	No
Alexander M. Cutler (1)	66	2000	Yes		✓	Chair		✓
H. James Dallas	59	2005	Yes	✓
Elizabeth R. Gile	62	2010	Yes			✓	Chair
Ruth Ann M. Gillis	63	2009	Yes				✓
William G. Gisel, Jr.	65	2011	Yes		Chair	✓
Carlton L. Highsmith	66	2016	Yes			✓
Richard J. Hipple	65	2012	Yes	✓
Kristen L. Manos	58	2009	Yes	✓				✓
Beth E. Mooney	63	2010	No					Chair
Demos Parneros	56	2014	Yes				✓
Barbara R. Snyder	62	2010	Yes		✓			✓
David K. Wilson	63	2014	Yes				✓
(1)	Serves as KeyCorp’s independent Lead Director.

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Proxy Statement Summary

Voting Your Shares

Who May Vote:	Voting Online:	Voting by Telephone:

Shareholders of record as of the close of business on March 16, 2018.	Registered holders can go to www.envisionreports.com/key and follow the instructions. If you hold your shares in street name, please follow the instructions found on your voting instruction form.	Follow the instructions in the Notice of Internet Availability of Proxy Materials or on your proxy card.

Voting by Mail:	Voting in Person:

Complete, sign, and date the proxy card and return it in the envelope that was provided in the proxy statement mailing package.	If you choose to attend the Annual Meeting in person, you will be asked to present photo identification and proof that you own KeyCorp common shares before entering the meeting. If you want to vote shares that you hold in street name in person at the Annual Meeting, you must bring a legal proxy in your name from the broker, bank, or other nominee that holds your shares.

Even if you plan to attend the Annual Meeting, we encourage all shareholders to vote in advance of the meeting.

2017 Performance Highlights

2017 marked a strong year for Key, and a step change in our performance. Momentum continued in our core businesses and we successfully completed the integration of our acquisition of First Niagara Financial Group, Inc. (“First Niagara”)—the largest in our company’s history. We achieved a number of milestones during the year that resulted in a meaningful change in our financial performance, including significant improvement in our efficiency measures and financial returns, as well as the fifth consecutive year of positive operating leverage.

During the year, Key made a number of investments in people, products and capabilities, which accelerated our growth, strengthened our business model and improved our competitive position.

Highlights from our 2017 performance are detailed below:

Driving Stronger Returns

•   Achieved significant milestones with Key and First Niagara value attainment objectives

•   Annual run-rate cost savings of over $400 million

•   Cash efficiency ratio declined by 410 basis points, to 60.2%(1) in fiscal year 2017

•   Revenue synergies generated through new and expanded relationships

•   Return on tangible common equity increased by 282 basis points, to 13.1%(1) in fiscal year 2017

•   Continued momentum in fee-based businesses, with investments accelerating growth

•   Record year for investment banking & debt placement fees ($603 million in fiscal year 2017)

•   Record level of cards and payments income (+23% from 2016)

•   Strategic investments strengthen franchise and position company for future growth

•   Cain Brothers, HelloWallet, merchant services, residential mortgage

Strong Risk Management	• Maintained credit discipline, strong asset quality • Net charge-offs to average loans of .24%; portfolios continued to perform well • Nonperforming loans to period-end loans of .58%

Disciplined Capital Management	• Maintained strong capital position • Two common share dividend increases in 2017 (up 24% from year-end 2016) • $730 million of common share repurchases in 2017

(1)	Non-GAAP financial measure and excludes notable items. Please see Figure 2 beginning on page 36 of our 2017 Annual Report on Form 10-K for more information on this non-GAAP measure, a reconciliation to the most comparable GAAP measure, and the identification of notable items.

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Proxy Statement Summary

Executive Compensation Highlights

The objectives of our executive compensation program are to:

•	Make pay decisions based on performance of the Company, the business unit and the individual;

•	Deliver pay in a way that reinforces focus on balancing short- and long-term financial performance objectives; and

•	Support sustainable performance with policies that are focused on prudent risk-taking and the balance between risk and reward.

We manage to total pay opportunity (i.e., the sum of base salary and incentives), rather than making separate decisions on each element of pay, for each executive officer.

We support our compensation program with a number of best practices in governance and executive compensation, including the following:

What We Do:	What We Don’t Do:

✓ Impose robust stock ownership guidelines

✓ Subject shares to post-vesting holding period

✓ “Double trigger” change of control agreements

✓ Use tally sheets

✓ Review share utilization

✓ Retain an independent compensation consultant

✓ Subject all incentives to risk adjustment and clawback

× No employment agreements for executive officers × No tax gross-ups × No active SERPs × No hedging or pledging of KeyCorp securities × No “timing” of equity grants × No repricing of stock options

2017 was a strong year for KeyCorp. We continued to demonstrate momentum in our core businesses, completed strategic investments and acquisitions, and successfully completed the integration of First Niagara, all positioning us for continued growth. We have clear and compelling strategic priorities, which include growing relationships, effectively managing risk and capital, generating strong returns, and achieving our financial targets. Our 2017 compensation highlights include:

What we did…	How we delivered…
We delivered on our short-term financial plan.	• The KeyCorp 2017 Annual Incentive Plan performed at 115% based on the achievement of our short-term financial goals.

We achieved our long-term financial performance targets.

•   The 2015-2017 Long-Term Incentive Plan (performance awards) performed at 107.3% of target as our Total Shareholder Return and Return on Assets were above the 50th percentile of our Peer Group and we achieved Cumulative Earning per Share in line with our three-year financial plan.

•   The payout under the 2015-2017 Long-Term Incentive Plan (performance awards) also reflected significant share price appreciation from 2015-2017 (grant date share price of $14.11 and settlement date share price $21.02.)

Our Chief Executive Officer was awarded $9.0 million in total direct compensation for our performance in 2017.	• 2017 compensation of our Chief Executive Officer included a $2.675 million annual incentive paid for 2017 and a $5.325 million long-term incentive granted in 2018.

iii

Proxy Statement Summary

Corporate Governance Practices

We are committed to meeting high standards of ethical behavior, corporate governance, and business conduct. Some of our corporate governance best practices include:

Director Elections	• Annual elections for all directors (page 1) • Majority voting in uncontested elections (page 3)

Board Independence

•    All director nominees, other than Ms. Mooney and Mr. Crosby, are independent under the New York Stock Exchange’s and KeyCorp’s standards of independence (page 16)

•    Our standing Board committees (Audit, Compensation and Organization, Nominating and Corporate Governance, and Risk) consist solely of independent directors (page 12)

•    Independent Lead Director—Alexander M. Cutler—with extensive responsibilities (page 11)

•    Annual Lead Director evaluation and review of Board leadership structure by independent directors (pages 11 and 12)

•    Prior approval from the Lead Director of the Board agenda, schedule and materials (page 11)

Standing Board Committees	• Audit Committee	14 meetings in 2017	(page 13)
	• Compensation and Organization Committee	7 meetings in 2017	(page 14)
	• Nominating and Corporate Governance Committee	6 meetings in 2017	(page 13)
	• Risk Committee	8 meetings in 2017	(page 14)

Practices and Policies

•    Experienced, diverse Board membership

•    Commitment to Board refreshment, with an average tenure of six years and four new directors added since 2015 (page 11)

•    Independent and non-management members of the Board met in executive session at every regular 2017 Board meeting (page 12)

•    Approximately 97% average attendance by directors at Board and committee meetings (page 12)

•    Strong Board leadership in the oversight of enterprise risk (pages 15 and 16)

•    Annual disclosure of KeyCorp political spending (page 19)

•    Strong director education program (page 18)

Shareholder Engagement	• Active shareholder engagement program (page 17) • Directors are available to meet with our shareholders

For a more detailed discussion concerning KeyCorp’s corporate governance practices, please refer to the section entitled “The Board of Directors and Its Committees” beginning on page 11 of this proxy statement.

iv

v

PROPOSAL ONE: Election of Directors

PROPOSAL ONE: Election of Directors

Our Board of Directors (the “Board”), elected by KeyCorp’s shareholders, oversees the business and management of KeyCorp. Members of the Board monitor and evaluate KeyCorp’s business performance through regular communication with the Chief Executive Officer and senior management and by participating in Board and Board committee meetings. The Board is committed to sound and effective corporate governance policies and high ethical standards. The size of the Board will be fixed at 15 members, effective as of the Annual Meeting of Shareholders. Austin A. Adams, who served as a director during 2017, will continue to serve as a director of KeyCorp until this Annual Meeting of Shareholders, when he will retire and his term as a director will end in accordance with the director retirement guideline in our Corporate Governance Guidelines. Under KeyCorp’s Regulations, directors are elected to one-year terms expiring at each subsequent Annual Meeting of Shareholders.

Director Recruitment and Qualifications

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating, and recommending to the Board a slate of nominees for election at each Annual Meeting of Shareholders. All director nominees must have a record of high integrity and other requisite personal characteristics and must be willing to make the time commitment required of directors. The Nominating and Corporate Governance Committee uses the following criteria when evaluating candidates who may become nominees for director:

•	a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role with a large or recognized organization (private sector (profit or nonprofit), governmental, or educational);

•	a high level of professional or business expertise relevant to KeyCorp (including information technology, marketing, finance, banking or the financial industry, or risk management);

•	in the case of non-employee directors, satisfaction of the “independence” criteria set forth in KeyCorp’s Standards for Determining Independence of Directors;

•	the candidate does not serve as a director of more than (i) two other public companies if he or she is a senior executive officer of a public company, or (ii) three other public companies if he or she is not a senior executive officer of a public company; and

•	the ability to think and act independently, as well as the ability to work constructively in the overall Board process.

The criteria used in director recruitment are flexible guidelines to assist in evaluating and focusing the search for director candidates.

The Board also considers whether the candidate would enhance the diversity of the Board in terms of gender, race, experience, and/or geography. The current composition of the Board reflects the Nominating and Corporate Governance Committee’s focus in this area and the importance of diversity to the Board as a whole, with five female directors, including the Chairman of our Board, and two minority directors.

In evaluating Board nominees who satisfy the above criteria, the committee also considers:

•	the skills and business experience currently needed for the Board by using a comprehensive skills matrix;

•	the current and anticipated composition of the Board in light of the business activities and strategic direction of KeyCorp and the diverse communities and geographies served by KeyCorp; and

•	the interplay of the candidate’s expertise and professional/business background in relation to the expertise and professional/business background of current Board members, as well as such other factors (including diversity) as the committee deems appropriate.

The Chair of the Nominating and Corporate Governance Committee extends an invitation to join the Board as a first-time director or to stand for election as a first-time nominee for director after discussion with and approval by the committee as a whole. The Nominating and Corporate Governance Committee then recommends the candidate to the entire Board for final approval.

The Nominating and Corporate Governance Committee retains an independent search firm to assist with identifying director candidates. The Nominating and Corporate Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve its fees and the other terms of its engagement.

1

PROPOSAL ONE: Election of Directors

The Nominating and Corporate Governance Committee utilizes a matrix approach that tracks each director’s and director nominee’s qualities and qualifications in a tabular format to assist the committee in maintaining a well-rounded, diverse, and effective Board. In addition, the matrix approach helps the Nominating and Corporate Governance Committee identify any qualities, qualifications, and experience for potential director nominees that would help improve the composition of and add value to the Board. The Nominating and Corporate Governance Committee seeks directors who have held leadership positions in public companies and have experience in the banking or financial industry, cybersecurity, finance, marketing, mergers and acquisitions, public company experience, regulatory matters, retail and small business, and risk management. The chart below describes the qualifications and experience of our non-management directors who served on the Board since the 2017 Annual Meeting of Shareholders.

Banking and Financial Industry

6 Directors

We value directors who have experience in our industry. The First Niagara merger allowed us to increase the number of directors with experience in the banking industry.

Cybersecurity

10 Directors

We rely heavily on information technology systems to conduct our business. A significant portion of our operations relies on the secure processing, storage, and transmission of personal and confidential information, such as the personal information of our customers. Cybersecurity experience is an important skill that we value in our directors.

Finance

9 Directors

We use numerous financial metrics to measure our performance and are also required to maintain certain minimum capital ratios. An understanding of finance and accounting is an important qualification for our directors. Several of our directors qualify as “audit committee financial experts” under SEC regulations.

Marketing

5 Directors

We operate in a highly competitive industry. As we strive to grow organically and increase our market share, having directors who have marketing experience is important to us.

Mergers and Acquisitions

10 Directors

We regularly evaluate merger and acquisition and strategic partnership opportunities. In 2016, we completed the First Niagara merger, the largest acquisition in Key’s history. We value directors who have experience with mergers and acquisitions.

Public Company Experience

11 Directors

As a public company, we are subject to regulations by the Securities and Exchange Commission and the New York Stock Exchange. We believe that directors who have held leadership positions in a public company possess an understanding of the regulations and considerations that are unique to a public company.

Regulatory

6 Directors

Because we are subject to specialized regulations as a financial institution, we find it valuable to have directors with knowledge of banking regulations. Our Board also benefits from having a director who is a former bank regulator.

Retail and Small Business

4 Directors

We provide banking products to our customers, including small businesses, through our network of branches and ATMs. We believe that directors with retail and small business experience provide valuable insight into our retail branch network.

Risk Management

7 Directors

Effectively managing risk and reward is one of Key’s strategic priorities. In light of the Board’s role in overseeing risk management and understanding the most significant risks facing Key, having directors with risk management experience is important to us.

The Nominating and Corporate Governance Committee is continually in the process of identifying potential director candidates, and individual Board members are encouraged to submit any potential nominee to the Chair of the Nominating and Corporate Governance Committee. Shareholders may also submit potential director nominees by providing appropriate prior written notice to the Secretary of KeyCorp. The Nominating and Corporate Governance Committee will consider suggestions by shareholders concerning qualified candidates for election as directors. Page 64 of this proxy statement includes important information for shareholders who intend to submit a director nomination for the 2019 Annual Meeting of Shareholders.

2

PROPOSAL ONE: Election of Directors

Election Process

KeyCorp has adopted a majority voting standard in uncontested elections of directors and plurality voting in contested elections. In an uncontested election, a nominee must receive a greater number of votes “FOR” than “AGAINST” his or her election. If an uncontested nominee who is already a director receives more “AGAINST” votes than “FOR” votes, that director nominee will continue to serve as a “holdover director,” but must submit to the Board an offer to resign as a director. The Nominating and Corporate Governance Committee will consider the holdover director’s resignation and will submit a recommendation to accept or reject the resignation to the Board. The Board (excluding the holdover director) will act on the committee’s recommendation and publicly disclose its decision.

2018 Nominees for Director

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the individuals identified on the following pages for election as directors. Each nominee is currently a director of KeyCorp. Biographical information for each nominee is provided as of the most recent practicable date. The Board believes that the qualifications and experience of the director nominees, as described below, will contribute to an effective and well-functioning Board. The Board and the Nominating and Corporate Governance Committee believe that the directors, individually and as a whole, possess the necessary qualifications to provide effective oversight of KeyCorp’s business and quality advice and counsel to KeyCorp’s management.

If elected, each nominee will continue to serve as a director until KeyCorp’s 2019 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified or he or she resigns or is otherwise removed. There is no reason to believe that any of these director nominees will be unable or unwilling to serve if elected. Should any nominee be unable to accept nomination or election, the proxies may be voted for the election of a substitute nominee recommended by the Board. Alternatively, the Board may recommend a shareholder vote holding the position vacant, to be filled by the Board at a later date.

The Board of Directors unanimously recommends that shareholders vote “FOR” each of the following director nominees.

Bruce D. Broussard
Age: 55 Director Since: 2015 KeyCorp Committee(s): • Compensation and Organization

Biography:

Mr. Broussard is President and Chief Executive Officer and a director of Humana, Inc., a publicly-held health and well-being company. Prior to his election as Humana’s Chief Executive Officer in 2013 and as President in 2011, Mr. Broussard held numerous senior executive and senior financial roles with McKesson Corporation, a health care services company, and its predecessor U.S. Oncology. Mr. Broussard also previously served as a director of U.S. Physical Therapy, Inc. from 1999 to 2011. Mr. Broussard is a member of The Business Council and the World Economic Forum Health Governors Board.

Select Qualifications and Experience:

• Significant executive leadership experiences in the highly-regulated healthcare and insurance industries, including Chief Executive and Chief Financial Officer roles with Humana, McKesson Corporation, Harbor Dental, Inc., Sun Healthcare Group, Inc., and Regency Health Services, Inc.

• Extensive financial and accounting background with healthcare and health insurance companies and major global accounting firms.

Other Public Directorships: • Humana, Inc. (since 2013)

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PROPOSAL ONE: Election of Directors

Charles P. Cooley
Age: 62 Director Since: 2011 KeyCorp Committee(s): • Audit (Chair) • Nominating and Corporate Governance • Executive

Biography:

Mr. Cooley was Chief Financial Officer of The Lubrizol Corporation, a manufacturer of specialty chemicals and technologies in the global transportation, industrial, and consumer markets, from 1998 until his retirement in 2011. Mr. Cooley had global responsibility for The Lubrizol Corporation’s finance function and its corporate development and strategic planning activities. Mr. Cooley is Chair of the board of trustees of Hawken School in Cleveland and a trustee of the Cleveland Institute of Music. He is also a member of the board of directors of KeyBank National Association.

Select Qualifications and Experience:

•    Former Chief Financial Officer of The Lubrizol Corporation, where he was responsible for finance, accounting, and capital planning. Held finance positions of increasing responsibility at Atlantic Richfield Company for over fifteen years, including treasury, capital markets, corporate development, financial reporting, and operating segment financial management. Mr. Cooley qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

•    As Chief Financial Officer of The Lubrizol Corporation, had significant responsibility for financial risk management of a global publicly-traded enterprise.

Other Public Directorships: • Modine Manufacturing Company (since 2006)

Gary M. Crosby
Age: 63 Director Since: 2016

Biography:

Mr. Crosby joined the Board in August 2016 in connection with the First Niagara merger. Mr. Crosby served as President and Chief Executive Officer and as a director of First Niagara from 2013 through the consummation of the merger. He joined First Niagara as Chief Administrative Officer in 2009 and served as Chief Operating Officer from 2010-2013. In 2004, Mr. Crosby was asked to help the Buffalo City School District as Chief Financial Officer and Chief Operating Officer and provided his service to the district by spearheading its financial management reform until 2009. Mr. Crosby also was a venture capital partner with Seed Capital Partners and a founding shareholder of ClientLogic Corporation, serving as Chief Financial and Chief Operating Officer. He has also held senior financial leadership positions in banking and manufacturing and was a CPA with KPMG Peat Marwick. Mr. Crosby is President of the board of First Niagara Foundation, a director of the Buffalo Public Schools Foundation, Trustee Emeritus of the YMCA Buffalo Niagara, director of the Community Foundation for Greater Buffalo, and a director of Kaleida Health.

Select Qualifications and Experience:

•    As former Chief Executive Officer of First Niagara, brings extensive knowledge of the First Niagara businesses and the geographic markets in which First Niagara operated as well as leadership experience in the banking industry.

•    Significant experience in financial management, accounting, operations, risk management, mergers and acquisitions, and integration of acquired companies from a distinguished career as Chief Financial Officer, Chief Operating Officer, and Chief Executive Officer across a wide variety of industries and public companies.

4

PROPOSAL ONE: Election of Directors

Alexander M. Cutler
Age: 66 Director Since: 2000 KeyCorp Committee(s): • Nominating and Corporate Governance (Chair) • Compensation and Organization • Executive

Biography:

Mr. Cutler is KeyCorp’s independent Lead Director. From 2000 through May of 2016, he was Chairman and Chief Executive Officer of Eaton Corporation plc, a publicly-held, global diversified power management company with approximately 96,000 employees that sells products to customers in more than 175 countries. He is a member of the board of directors of the United Way of Greater Cleveland and the Musical Arts Association.

Select Qualifications and Experience:

•    Experience across a wide range of senior management and executive roles with Eaton Corporation plc and certain of its predecessor companies. Significant corporate governance experience and public company board experience through his role as Chairman of Eaton Corporation plc, his service on the DowDuPont Inc. board, and as a former member of the Executive Committee of the Business Roundtable.

•    Extensive experience negotiating and completing acquisitions and divestitures and integrating acquired companies gained through leadership positions with Eaton Corporation plc.

Other Public Directorships: • DowDuPont Inc. (since 2008) • Eaton Corporation plc (2000–2016)

H. James Dallas
Age: 59 Director Since: 2005 KeyCorp Committee(s): • Audit

Biography:

In 2013, Mr. Dallas retired as Senior Vice President of Quality and Operations at Medtronic Inc., a global medical technology company. Mr. Dallas, who joined Medtronic Inc. in 2006, had previously served as Senior Vice President and Chief Information Officer at Medtronic Inc. Mr. Dallas’s responsibilities included executing cross-business initiatives to maximize the company’s global operating leveraging. Mr. Dallas also served as a member of Medtronic Inc.’s executive management team. Mr. Dallas is an independent consultant focusing on information technology strategy and risk. He also serves as Vice Chairman of the Atlanta Community Food Bank and a director of Grady Memorial Hospital Corporation.

Select Qualifications and Experience:

•    Significant experience with information technology, information technology security and data privacy, including prior service as the Chief Information Officer of Medtronic Inc. and, prior to that, as Chief Information Officer of Georgia-Pacific Corporation.

•    As Chief Information Officer for major public corporations, had primary responsibility for risks related to information technology and security. As Senior Vice President of Quality and Operations with Medtronic Inc., held significant responsibility for operational risk management.

Other Public Directorships: • WellCare Health Plans, Inc. (since 2016) • Cappella Education Company (since 2015)

5

PROPOSAL ONE: Election of Directors

Elizabeth R. Gile
Age: 62 Director Since: 2010 KeyCorp Committee(s): • Risk (Chair) • Nominating and Corporate Governance

Biography:

In 2005, Ms. Gile retired from Deutsche Bank AG where she was Managing Director and the Global Head of the Loan Exposure Management Group since 2003. From 2007 to 2009, Ms. Gile was Managing Director and Senior Strategic Advisor to BlueMountain Capital Management, a hedge fund management company. Ms. Gile has been a director of Deutsche Bank Trust Corporation and Deutsche Bank Trust Company Americas since 2005 and a director of Watford Re Ltd. since 2017. Ms. Gile is a trustee and Secretary of the board of the Brooklyn Botanic Garden.

Select Qualifications and Experience:

•    A distinguished career in the banking, finance, and capital markets industries with leading global financial institutions. Significant roles with J.P. Morgan, Deutsche Bank AG, and Toronto Dominion Securities managing loan portfolios, capital markets, derivatives and corporate lending transactions, and credit research.

•    As Global Head of the Loan Exposure Management Group for Deutsche Bank AG, had global responsibility for managing the credit risk of loans and lending-related commitments, giving her experience in identifying, assessing, and managing risk exposures of a large, complex financial firm.

Ruth Ann M. Gillis
Age: 63 Director Since: 2009 KeyCorp Committee(s): • Risk

Biography:

From 2008 until her retirement in 2014, Ms. Gillis served as Executive Vice President and Chief Administrative Officer of Exelon Corporation, a publicly-held electric utility company. Ms. Gillis also served as President of Exelon Business Services Company, a subsidiary of Exelon Corporation. She served as a member of Exelon Corporation’s executive committee, pension investment committee, and the corporate risk management committee, and was a member of the Exelon Foundation Board. Prior to those roles, she served as Executive Vice President of Commonwealth Edison Company and as Chief Financial Officer of Exelon Corporation. Ms. Gillis is an honorary trustee of the University of Chicago Cancer Research Foundation, serves on the board of directors of the Lyric Opera of Chicago, and is a life trustee of the Goodman Theatre.

Select Qualifications and Experience:

•    Extensive finance, management, operational and risk management expertise and history of accomplishment and executive ability as Chief Administrative Officer and Chief Financial Officer of Exelon Corporation.

•    Significant experience leading complex organizations in highly-regulated industries such as banking, healthcare, and utilities.

Other Public Directorships: • Voya Financial Inc. (since 2015) • Snap-on Incorporated (since 2014) • Potlatch Corporation (2003–2013)

6

PROPOSAL ONE: Election of Directors

William G. Gisel, Jr.
Age: 65 Director Since: 2011 KeyCorp Committee(s): • Compensation and Organization (Chair) • Nominating and Corporate Governance

Biography:

Mr. Gisel is President and Chief Executive Officer of Rich Products Corporation, a global manufacturer and supplier of frozen foods with annual sales of approximately $3.5 billion. Rich Products Corporation is a leading supplier to the consumer products, food service and bakery segment of the food industry internationally. Prior to becoming Chief Executive Officer in 2006, Mr. Gisel began his career at Rich Products Corporation as General Counsel and also spent four years at Philips, Lytle, LLC. Mr. Gisel is a member of the board of directors of the Grocery Manufacturers Association and Trustee of the John R. Oishei Foundation.

Select Qualifications and Experience:

•    In various capacities with Rich Products Corporation, led the company’s expansion into foreign markets, including Asia, Africa, Europe, and Latin America. As President of Rich Products Corporation’s Food Group and its Chief Operating Officer, managed the international expansion of Rich Products Corporation through acquisitions and organic growth.

•    As Chief Executive Officer of Rich Products Corporation, responsible for directing the company’s overall strategy and its worldwide business operations. Has held positions of increasing responsibility with Rich Products Corporation, including as Chief Operating Officer and President of the company’s Food Group and Executive Vice President for International and Strategic Planning.

Other Public Directorships: • Moog Inc. (since 2012) • MOD-PAC CORP. (2002–2013)

Carlton L. Highsmith
Age: 66 Director Since: 2016 KeyCorp Committee(s): • Nominating and Corporate Governance

Biography:

Mr. Highsmith joined the Board in August 2016 in connection with the First Niagara merger. He was a member of the board of First Niagara since 2011, serving on the Governance/Nominating Committee and the Audit Committee. He previously served on the board of NewAlliance Bancshares from 2006 until it was acquired by First Niagara in 2011. He founded The Specialized Packaging Group (“SPG”) based in Hamden, Connecticut in 1983, and served as its President and Chief Executive Officer from 1983 to 2009. Mr. Highsmith is Vice Chairman of the board of trustees of Quinnipiac University, Chairman of the Connecticut Center for Arts & Technology, Treasurer of the National Center for Arts & Technology, and a member of the boards of the Yale-New Haven Hospital System and the Community Foundation for Greater New Haven. He previously served on the Federal Reserve Bank of Boston Community Development Advisory Council of New England.

Select Qualifications and Experience:

•    Successful corporate executive and entrepreneur with significant bank board experience, having served on the board of directors of both NewAlliance and First Niagara.

•    Under Mr. Highsmith’s leadership, SPG grew to become the largest minority owned, and 7th largest overall, manufacturer of paperboard packaging in North America before it merged with PaperWorks Industries in 2009.

7

PROPOSAL ONE: Election of Directors

Richard J. Hipple
Age: 65 Director Since: 2012 KeyCorp Committee(s): • Audit

Biography:

Until December 30, 2017, Mr. Hipple served as Executive Chairman of Materion Corporation (formerly known as Brush Engineered Materials Inc.), a publicly-held manufacturer of highly engineered advanced materials and related services. Mr. Hipple previously served as Chairman of the Board and Chief Executive Officer of Materion Corporation from 2006 to 2017 and President from 2005 to 2017. Prior to that, Mr. Hipple served in the steel industry for 26 years in a number of capacities, including project engineer, strategic planning, supply chain management, operations, sales and marketing, and executive management. Mr. Hipple is Chairman of the board of trustees of the Cleveland Institute of Music and a director of the Greater Cleveland Partnership.

Select Qualifications and Experience:

•    Extensive exposure to global commerce as former Chief Executive Officer of Materion Corporation, which serves customers in more than 50 countries and employs 2,500 people worldwide, and as a director of Ferro Corporation, a leading developer in technologies for the ceramics, electronics, glass, and pigment markets with facilities in 26 countries and sales in more than 100 countries. With significant experience in the oversight and management of financial risks, Mr. Hipple qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

•    Significant corporate governance and executive-level management experience, including as the Executive Chairman and President and Chief Executive Officer of Materion Corporation and as Chairman of the compensation committee of Ferro Corporation, both publicly-traded companies.

Other Public Directorships: • Barnes Group Inc. (since 2017) • Ferro Corporation (since 2007) • Materion Corporation (2006–2017)

Kristen L. Manos
Age: 58 Director Since: 2009 KeyCorp Committee(s): • Audit • Executive

Biography:

Ms. Manos is a partner with Sanderson Berry, a business strategy and advisory services firm. In 2014, Ms. Manos retired as President, Americas of Wilsonart LLC, the leading producer of high pressure decorative laminate products in North America. From 2004 to 2009, Ms. Manos served as President of Herman Miller North American Office and Executive Vice President of Herman Miller Inc., a global manufacturer and distributor of furnishings for a wide variety of professional and residential environments. Ms. Manos serves on the board of two employee-owned companies: Columbia Forest Products, the largest hardwood plywood manufacturer in the United States, and Dexter Apache Holdings, a diversified manufacturing company. She has also served on the boards of American Capital Ltd., Select Comfort Corp, Holland Hospital, and International Relief and Development, where she also served as Interim Chief Executive Officer for four months in 2014. Ms. Manos is currently a director of the board of Kickstart International.

Select Qualifications and Experience:

•    As President, Americas, of Wilsonart LLC, responsible for the direction and operation of a $600 million organization, and led the company through its sale to a private equity firm. In prior roles as Executive Vice President and President of Herman Miller North American Office Environments, was responsible for the direction and operation of a $1.5 billion organization. Participated in corporate risk evaluation, risk management, and scenario planning for both Wilsonart and Herman Miller, as well as for Herman Miller clients related to their facilities.

•    During her tenure with Herman Miller, Inc., held responsibility for marketing and development where she established a branding strategy and a vertical selling strategy in education and healthcare. Responsible for high-level business strategy, development, and assessment as a partner with Sanderson Berry.

Other Public Directorships: • American Capital, Ltd. (2015–2017)

8

PROPOSAL ONE: Election of Directors

Beth E. Mooney
Age: 63 Director Since: 2010 KeyCorp Committee(s): • Executive (Chair)

Biography:

Ms. Mooney has been KeyCorp’s Chairman and Chief Executive Officer since May 1, 2011. She was elected President and Chief Operating Officer on November 18, 2010, and served in that role until she became Chairman and Chief Executive Officer. Ms. Mooney joined KeyCorp in 2006 as Vice Chair and head of Key Community Bank. Prior to joining KeyCorp, Ms. Mooney served in a number of executive and senior finance roles with banks and bank holding companies including AmSouth Bancorp (where she served as Chief Financial Officer), Bank One Corporation, Citicorp Real Estate, Inc., Hall Financial Group, and Republic Bank of Texas/First Republic. Ms. Mooney is a member of The Clearing House, The Business Council, and the Financial Services Roundtable, a board member of the Greater Cleveland Partnership and Catalyst, Co-Chair of the 2017/2018 campaign of the United Way of Greater Cleveland, a trustee and Treasurer of the board of the Musical Arts Association, and a trustee of the Cleveland Clinic Foundation. On January 1, 2018, Ms. Mooney was appointed to a second one-year term as the Fourth Federal Reserve District’s representative on the Federal Advisory Council.

Select Qualifications and Experience:

•    Over 30 years of financial services experience in retail banking, commercial lending, and real estate financing with KeyCorp and other significant banking organizations across the United States. Significant executive and leadership experience in prior roles such as Chief Operating Officer of KeyCorp and Chief Financial Officer of AmSouth Bancorp.

•    As Chief Executive Officer and former Chief Operating Officer of KeyCorp, leads the operations of one of the largest financial service companies in the United States with nearly 20,000 employees. Provides critical insight on KeyCorp’s business and operations to the Board of Directors.

Other Public Directorships: • AT&T (since 2013)

Demos Parneros
Age: 56 Director Since: 2014 KeyCorp Committee(s): • Risk

Biography:

Mr. Parneros is Chief Executive Officer and a director of Barnes & Noble, Inc., the world’s largest bookseller and a leading retailer of content, digital media and educational products. Mr. Parneros previously served as Chief Operating Officer of Barnes & Noble from November 2016 to April 2017. From 2013 until 2016, Mr. Parneros was President, North American Stores and Online, for Staples, Inc., the world’s largest office products supply company. Previously, Mr. Parneros served as President, U.S. Stores, for Staples, Inc. and in various capacities including Senior Vice President of Operations from March 1999 to March 2002 and Vice President of Operations from October 1996 to February 1999.

Select Qualifications and Experience:

•    Has 30 years of leadership experience in all aspects of retail management, including operations, human resources, merchandising, e-commerce, marketing and real estate.

•    Extensive experience developing complementary and integrated online and brick and mortar retail strategies, integrating technology into traditional retail stores to enhance convenience and the customer experience, and leveraging mobile and online experiences to capture next-generation consumers.

Other Public Directorships: • Barnes & Noble, Inc. (since 2017)

9

PROPOSAL ONE: Election of Directors

Barbara R. Snyder
Age: 62 Director Since: 2010 KeyCorp Committee(s): • Compensation and Organization • Executive

Biography:

Ms. Snyder has been President of Case Western Reserve University, a private research university located in Cleveland, Ohio, since 2007. Prior to joining Case Western Reserve University, Ms. Snyder served as Executive Vice President and Provost of The Ohio State University (“OSU”). She served as a faculty member of OSU’s Moritz College of Law from 1998 to 2007. From 2000 to 2007, she held the Joanne W. Murphy/Classes of 1965 and 1973 Professorship at OSU. Ms. Snyder serves on the boards of several nonprofit organizations including the Greater Cleveland Partnership, the Ohio Business Roundtable, and Internet 2, a consortium of research organizations to develop networking and advanced technologies for research and education. She was Chair of the board and is currently a director of the Business-Higher Education Forum, an organization of senior business and higher education leaders dedicated to strengthening America’s competitiveness by partnering on workforce solutions, and is Chair of the board of the American Council on Education, which represents 1,800 colleges and universities.

Select Qualifications and Experience:

•    President of Case Western Reserve University, one of the nation’s leading universities and a major private research institution with significant focus on science, engineering, and technology. Since 2007, Case Western Reserve University has tripled undergraduate admissions applications, become twice as selective, and dramatically increased the academic quality of the entering class.

•    Under Ms. Snyder’s leadership, Case Western Reserve University has experienced unprecedented fundraising success, setting new records for annual attainment and reaching a $1.5 billion capital campaign goal one and a half years ahead of schedule.

Other Public Directorships: • Progressive Insurance Corporation (since 2014)

David K. Wilson
Age: 63 Director Since: 2014 KeyCorp Committee(s): • Risk

Biography:

Until his retirement in January 2014, Mr. Wilson served in a variety of positions with the Office of the Comptroller of the Currency (“OCC”) over the course of a 32-year career, including as Examiner-In-Charge (“EIC”) of two global banks and in a number of policy focused roles. In 2009, Mr. Wilson transitioned from Large Bank EIC into policy work, initially as Senior National Bank Examiner and co-chair of the OCC’s National Risk Committee. In 2010, he was appointed Deputy Comptroller for Credit and Market Risk. He then briefly served as Senior Deputy Comptroller and Chief National Bank Examiner before returning to the field as an EIC. Mr. Wilson is an independent consultant focusing on bank regulatory and risk strategy matters. He is also a member of the board of directors of KeyBank National Association.

Select Qualifications and Experience:

• Significant bank regulatory and risk strategy expertise, including providing advice and counsel to the Comptroller of the Currency, testifying before Congress, developing policy, and regulatory rulemaking following the Dodd-Frank Act.

• Extensive experience and understanding of the financial services regulatory climate, including participating in the Financial Stability Oversight Council (“FSOC”), serving as the OCC representative on FSOC’s Systemic Risk Committee, and chairing the Federal Financial Institutions Examination Council Task Force on Supervision.

10

The Board of Directors and Its Committees

The Board of Directors and Its Committees

Since the 2017 Annual Meeting of Shareholders, the Board has been comprised of 14 independent directors, one member of management (Ms. Mooney), and one non-management, non-independent director (Mr. Crosby). The Board has added four new directors since 2015, including the three directors added to the Board as a result of the First Niagara merger. One of these directors, Mr. Adams, will continue to serve as a director of KeyCorp until this Annual Meeting of Shareholders, when he will retire and his term as a director will end. The average tenure of our current Board members is approximately six years.

Board Leadership Structure

Our Board is committed to independent Board leadership. The Board’s independent leadership and oversight responsibilities are realized through the guidance of our independent Lead Director, through our independent Board committee chairs, and through the full involvement of each of our independent directors. KeyCorp’s independent directors have elected Alexander M. Cutler, who has served on the Board since 2000, as the Board’s independent Lead Director for 2018.

Among his specific responsibilities, the independent Lead Director:

•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent and non-management directors held after each regularly scheduled Board meeting;

•	serves as liaison between the Chairman and the independent and non-management directors;

•	approves Board meeting schedules as well as meeting materials and agendas for each full Board meeting and executive sessions of independent and non-management directors;

•	has the authority to call meetings of the independent and non-management directors or the full Board at any time;

•	participates in discussions with major shareholders regarding governance matters as part of KeyCorp’s proactive shareholder engagement approach;

•	is in frequent contact with the Chairman with respect to major issues and strategic opportunities before KeyCorp, and any significant actions contemplated by KeyCorp are discussed with the Lead Director at an early stage;

•	advises on the retention of independent consultants to the Board;

•	interviews all candidates for election to the Board;

•	oversees changes to the composition of Board committees;

•	assists the Board and management in assuring compliance with applicable securities laws and fiduciary duties to shareholders;

•	oversees initiatives to implement improvements to KeyCorp’s governance policies and the Corporate Governance Guidelines;

•	serves as a focal point for independent Committee Chairs, providing guidance, coordination, and advice for the committees;

•	together with the Chair of the Compensation and Organization Committee, facilitates the evaluation of the performance of KeyCorp’s Chief Executive Officer; and

•	is available for additional duties as they may arise.

The Lead Director seeks input from independent and non-management directors during executive sessions with respect to items to be included on the agenda for each Board meeting and provides feedback from the independent and non-management directors while engaging in the agenda-building process.

Annually, the independent and non-management directors assess the effectiveness of the Lead Director and provide important feedback on the performance of the Lead Director’s specified responsibilities. The formal evaluation process is conducted with the Lead Director excused from participation.

Each standing committee of the Board is chaired by an independent director and consists solely of independent directors. Our independent directors have extensive corporate governance and leadership experience, and many have significant public company experience. Four of our independent directors are or have been chief executive officers with public companies.

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The Board of Directors and Its Committees

In 2011, the Board elected Beth Mooney as KeyCorp’s Chairman and Chief Executive Officer. The Board believes that KeyCorp has been well served by Ms. Mooney’s combined role as Chairman and Chief Executive Officer. Ms. Mooney’s combined leadership role has allowed her to set the overall tone and direction for KeyCorp, maintain consistency in the internal and external communication of our strategic and business priorities, and have primary responsibility for managing KeyCorp’s operations. Our many conversations between our directors and our shareholders regarding their views on Board leadership and independent oversight have confirmed our view that a strong, effective Lead Director, like Mr. Cutler, an independent Board, and independent key committees provide the independent leadership necessary to balance the combined Chairman and Chief Executive Officer role and, with the formal and informal mechanisms we have in place to facilitate the work of the Board and its committees, results in the Board effectiveness and efficiency that our shareholders expect.

The Board annually (or more often if a new Chief Executive Officer is selected) evaluates KeyCorp’s leadership structure to assess whether it remains appropriate for the Company, taking into account a variety of factors including KeyCorp’s size, the nature of its business, the regulatory framework in which it operates, and the leadership structure of its peers. Additionally, our Regulations provide the Board with flexibility to separate or combine the roles of Chairman and Chief Executive Officer as it deems necessary from time to time and on a case-by-case basis. The Board believes that a primary consideration for KeyCorp is that, as a large financial institution subject to significant regulation, KeyCorp must communicate swiftly and consistently with our stakeholders, including our regulators. We believe that swift and consistent communication is significantly furthered if KeyCorp’s leadership, through our Chairman and Chief Executive Officer, speaks as a single voice on behalf of both the Board and management.

Board and Committee Responsibilities

KeyCorp’s Board of Directors delegates various responsibilities and authority to its four standing committees: Audit, Nominating and Corporate Governance, Compensation and Organization, and Risk. The Board has also established an Executive Committee that serves the functions described on page 14 of this proxy statement. The committees regularly report on their activities and actions to the full Board. The Board, with the recommendation of the Nominating and Corporate Governance Committee and in consultation with the Lead Director, appoints the members of the committees, and has determined that each member of a standing committee is an independent director under New York Stock Exchange independence standards.

The Board held seven meetings during 2017. At every regularly-scheduled Board meeting, the independent and non-management members of the Board met in executive session (i.e., without Ms. Mooney or any other employee of KeyCorp present). The members of the Board attended, on average, approximately 97% of Board meetings and committee meetings held during 2017. No director attended less than 75% of such meetings. KeyCorp Board members are expected to attend the Annual Meeting of Shareholders, and all Board members serving at that time did so for the 2017 Annual Meeting of Shareholders.

12

The Board of Directors and Its Committees

The following describes the responsibilities and current membership of the standing committees of the Board and the number of times each committee met in 2017.

Audit Committee
Chair: Charles P. Cooley Other Members: H. James Dallas Richard J. Hipple Kristen L. Manos Number of Meetings in 2017: 14

Primary Responsibilities

•    Oversees the development of, and reviews, the financial information provided to KeyCorp’s shareholders

•    Is directly responsible for the appointment, compensation, retention, and oversight of our independent auditor, oversees the audit fees negotiations with our independent auditor, and has sole authority to approve audit fees

•    Has responsibility over all KeyCorp internal audit and credit risk review functions, financial reporting, legal matters, and fraud risk

•    Oversees any material examinations of KeyCorp and its affiliates conducted by federal, state, or other authorities, and may supervise and direct any other special projects or investigations the committee deems necessary

•    Together with the Risk Committee, oversees and reviews our allowance for loan and lease losses methodology and monitors operational risk, and

•    Serves as the audit committee for KeyCorp’s subsidiary, KeyBank National Association.

Independence

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Section 303A.02 of the New York Stock Exchange’s listing standards.

Audit Committee Financial Experts

The Board of Directors has determined that Mr. Cooley and Mr. Hipple each qualify as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

Nominating and Corporate Governance Committee
Chair: Alexander M. Cutler Other Members: Charles P. Cooley Elizabeth R. Gile William G. Gisel, Jr. Carlton L. Highsmith Number of Meetings in 2017: 6

Primary Responsibilities

•    Recommends to the Board nominees to stand for election as directors

•    Oversees the annual Board self-assessment process (including individual director self-assessments and the evaluation of the Lead Director), as well as KeyCorp’s policies and practices on significant issues of corporate social responsibility

•    Oversees corporate governance matters generally

•    Oversees and reviews KeyCorp’s directors’ and officers’ liability insurance program

•    Supports the Compensation and Risk Committees by facilitating a meeting of all independent Board committee Chairs to discuss the linkage between enterprise risk and compensation at KeyCorp, and

•    With the aid of market data, annually reviews and recommends to the Board a director compensation program that may include equity-based incentive compensation (no executive officer of KeyCorp has any role in determining the amount of director compensation, although the committee may seek assistance from our executive officers in designing equity compensation programs for directors).

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The Board of Directors and Its Committees

Compensation and Organization Committee
Chair: William G. Gisel, Jr. Other Members: Bruce D. Broussard Alexander M. Cutler Barbara R. Snyder Number of Meetings in 2017: 7

Primary Responsibilities

•    Supports KeyCorp’s efforts to attract, retain, develop, and reward talent so that we can achieve our business objectives

•    Is responsible for overseeing the compensation of our senior executives, certain of our compensation programs, and our talent management and organizational development processes

•    Evaluates the competitiveness of our compensation programs and assesses the effectiveness of our succession planning, leadership development, and strategic hiring objectives

•    Approves the performance goals, performance objectives, and the compensation of our Chief Executive Officer and other senior executives and evaluates their performance relative to those goals and objectives

•    Establishes our overall compensation philosophy and oversees the implementation of this philosophy as it relates to our incentive compensation arrangements, including through approval of our incentive compensation policy

•    Is responsible for enforcing the compensation clawback policy

•    Appoints, directs, and oversees its independent advisors and performs additional duties described in its Charter, and

•    May delegate its authority to a subcommittee of its members and may allow limited delegations to management.

Independence

The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in Section 303A.02 of the New York Stock Exchange’s listing standards.

Further discussion of the Compensation Committee can be found beginning on page 24 of this proxy statement under the heading “Compensation Discussion and Analysis.”

Risk Committee
Chair: Elizabeth R. Gile Other Members: Austin A. Adams Ruth Ann M. Gillis Demos Parneros David K. Wilson Number of Meetings in 2017: 8

Primary Responsibilities

•    Is responsible for assisting the Board with strategies, policies, procedures, and practices relating to the assessment and management of KeyCorp’s enterprise-wide risks, including credit risk, market risk, liquidity risk, compliance risk, operational risk, and other risks

•    Plays a crucial role in overseeing KeyCorp’s capital adequacy and compliance with regulatory capital requirements

•    Annually reviews and approves capital plan submissions to KeyCorp’s regulatory authorities and recommends share repurchase authorizations to the Board consistent with approved capital plans

•    May exercise such authority as the Board delegates in connection with the authorization, sale, and issuance by KeyCorp of debt and other equity securities, and

•    Together with the Audit Committee, oversees and reviews the allowance for loan and lease losses methodology.

The Board also has an Executive Committee, comprised of Ms. Mooney (Chair), Mr. Cooley, Mr. Cutler, Ms. Manos, and Ms. Snyder, which may exercise the authority of the Board, to the extent permitted by law, on any matter requiring Board or committee action between Board or committee meetings. The Executive Committee did not hold any meetings in 2017.

14

The Board of Directors and Its Committees

Board Oversight of Risk

Our Board leadership and committee structure supports the Board’s risk oversight function. Generally, each Board committee oversees the following risks:

•	The Risk Committee has primary oversight responsibility for enterprise-wide risk at KeyCorp, including credit risk, market risk, liquidity risk, compliance risk, operational risk (including cybersecurity), as well as reputational and strategic risks, and oversight of the actions taken to mitigate these risks.

•	The Audit Committee has primary oversight responsibility for internal audit, financial reporting, legal matters, and fraud risk.

•	The Compensation Committee has primary oversight responsibility for risks related to KeyCorp’s compensation policies and practices.

•	The Nominating and Corporate Governance Committee has primary oversight responsibility for significant issues of corporate social responsibility.

The Audit and Risk Committees jointly oversee and review the allowance for loan and lease losses methodology and monitor operational risk.

The committees receive, review, and evaluate management reports on risk for their areas of risk oversight. At each Board meeting, the Chair of each Board committee reports to the full Board on risk oversight issues.

Our Board structure enables the Board to exercise vigorous oversight of key issues relating to management development, succession and compensation, compliance and integrity, corporate governance, cybersecurity, and company strategy and risk. With respect to risk, the Board oversees that Key’s risks are managed in a manner that is effective and balanced and adds value for Key’s shareholders. The Board understands Key’s risk philosophy, approves Key’s risk appetite, inquires about risk practices, reviews the portfolio of risks, compares the actual risks to the risk appetite, and is apprised of significant risks, both current and emerging, and determines whether management is responding appropriately. With respect to risk and other areas that it oversees, the Board challenges management and promotes accountability.

KeyCorp has formed a senior level management committee, the Enterprise Risk Management Committee (“ERM Committee”), consisting of Ms. Mooney and other senior officers at KeyCorp, including KeyCorp’s Chief Risk Officer. The ERM Committee meets weekly and is central to seeing that the corporate risk profile is managed in a manner consistent with KeyCorp’s risk appetite. The ERM Committee also is responsible for implementation of KeyCorp’s Enterprise Risk Management Policy that encompasses KeyCorp’s risk philosophy, policy framework, and governance structure for the management of risks across the entire company. The Risk Committee of the Board oversees KeyCorp’s risk management program, including the ERM Committee. The Board of Directors approves the Enterprise Risk Management Policy and sets the overall level of risk KeyCorp is willing to accept and manage in pursuit of its strategic objectives.

Oversight of Compensation-Related Risks

KeyCorp’s compensation program is designed to offer competitive pay for performance, aligned with KeyCorp’s short- and long-term business strategies, approved risk appetite and defined risk tolerances, and shareholders’ interests. Reviews of KeyCorp’s compensation plans by the Compensation Committee and KeyCorp management did not identify any plan that was reasonably likely to have a material adverse impact on KeyCorp or that would incentivize excessive risk-taking. The Compensation Committee also reviewed KeyCorp’s compensation plans to monitor compliance with KeyCorp’s risk management tolerances and safety and soundness requirements.

KeyCorp has a well-developed governance structure for its incentive compensation programs, including roles for the Board of Directors, senior management, lines of business and control functions. The Board oversees KeyCorp’s incentive compensation programs, primarily through the Compensation Committee, with additional input and guidance from its Nominating and Corporate Governance, Risk, and Audit Committees. In addition to directly approving compensation decisions for senior executives, the Compensation Committee also approves KeyCorp’s overall Incentive Compensation Policy and Program so that KeyCorp’s incentive compensation practices remain in alignment with KeyCorp’s risk management practices. KeyCorp’s Incentive Compensation Policy and Program are intended to enhance KeyCorp’s risk management practices by rewarding appropriate risk-based performance.

We maintain a detailed and effective strategy for implementing and executing incentive compensation arrangements that provide balanced risk-taking incentives. KeyCorp’s incentive compensation arrangements are designed, monitored, administered, and tested by a multidisciplinary team drawn from various areas of KeyCorp, including Risk Management. This

15

The Board of Directors and Its Committees

team is charged with seeing that our incentive compensation arrangements align with risk management practices and support the safety and soundness of the organization. From initial plan design to individual awards, KeyCorp’s program incorporates sound compensation principles and risk-balancing at every stage of the incentive compensation process, including:

•	the identification of employees who have the ability to influence or control material risk;

•	the use of risk-balancing mechanisms across all incentive plans that take into account the primary risks associated with employee roles;

•	the deferral of incentive compensation to balance risk and align an employee’s individual interests with KeyCorp’s future success and safety and soundness;

•	the development of clawback policies and procedures to recoup certain incentive compensation paid to employees in the event of certain risk-based events; and

•	the annual assessment of risk-balancing features, the degree to which selective plan design features affect risk-taking, the alignment of incentive metrics with business objectives, the overall competitiveness of the pay opportunity, the participation of control functions, and the effectiveness of monitoring and administration of the plans.

Director Independence

The Board of Directors has determined that all members of the Board of Directors (i.e., Mss. Gile, Gillis, Manos, and Snyder, and Messrs. Adams, Broussard, Cooley, Cutler, Dallas, Gisel, Highsmith, Hipple, Parneros, and Wilson), other than Ms. Mooney and Mr. Crosby, are independent directors and independent for purposes of the committees on which they serve. This determination was made after reviewing the relationship of these individuals to KeyCorp in light of KeyCorp’s Standards for Determining Independence of Directors and the independence standards set by the New York Stock Exchange. Due to Mr. Crosby’s former position as Chief Executive Officer of First Niagara, the Board determined that Mr. Crosby was not an independent director.

To determine the independence of the members of the Board, the Board considered certain transactions, relationships, or arrangements between those directors, their immediate family members, or their affiliated entities, on the one hand, and KeyCorp or one or more of its subsidiaries, on the other hand. Certain directors, their respective immediate family members, and/or affiliated entities have banking relationships with Key, such as consumer banking products or credit relationships. In addition, an affiliated entity of one of the directors received a charitable contribution from Key.

The Board determined that all of these transactions, relationships, or arrangements were made in the ordinary course of business, were made on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party, were not criticized or classified, non-accrual, past due, restructured or a potential problem, complied with applicable banking laws, were immaterial, and did not otherwise impair any director’s independence. Additionally, during the last three fiscal years, there were no transactions between KeyCorp and any affiliated entities of the directors under which payments made or received exceeded 1% of the consolidated gross revenue of either KeyCorp, on the one hand, or the affiliated entity, on the other hand.

Related Party Transactions

Any transaction, relationship, or arrangement with KeyCorp or its subsidiaries in which a KeyCorp director, executive officer, or other related person has a direct or indirect material interest is subject to KeyCorp’s Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons. The Nominating and Corporate Governance Committee is responsible for applying the policy and uses the following factors identified in the policy in making its determinations:

•	whether the transaction conforms to KeyCorp’s Code of Ethics and Corporate Governance Guidelines and is in KeyCorp’s best interests;

•	whether the transaction is entered into in the ordinary course of KeyCorp’s business;

•	whether the terms of the transaction are comparable to terms that could be obtained in arms’ length dealings with an unrelated third party;

•	whether the transaction must be disclosed under Item 404 of Regulation S-K under the Exchange Act; and

•	whether the transaction could call into question the independence of any of KeyCorp’s non-employee directors.

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The Board of Directors and Its Committees

The policy provides exceptions for certain transactions, including those available to all KeyCorp employees generally, those involving compensation or indemnification of executive officers or directors authorized by the Board of Directors or one of its committees, those involving the reimbursement of routine business expenses, and those occurring in the ordinary course of business.

  Banking and Credit Transactions with KeyCorp Executive Officers and Directors

From time to time during 2017, the directors referenced in the “Director Independence” section above, some of our executive officers, and some of their immediate family members and affiliated entities had deposit or credit relationships with KeyBank National Association (“KeyBank”) or other KeyCorp subsidiaries in the ordinary course of business. Additional transactions and banking relationships may continue in the future.

First Niagara Bank, National Association, which has since merged into KeyBank, previously made a residential mortgage loan to an immediate family member of Mr. Crosby under First Niagara’s loan program for employees, which included an interest rate discount. At December 31, 2017, the amount outstanding on the loan to Mr. Crosby’s immediate family member was $183,841.62, and the largest amount outstanding on the loan during 2017 was $188,908.32. The amount of principal and interest paid during 2017 was $10,897.92, and the amount of interest payable during the remainder of the loan is $77,705.99.

All other credit relationships with our directors, executive officers, and other related persons were made in the ordinary course of business on substantially the same terms, including interest rate and collateral terms, as those prevailing at the time for comparable transactions with unrelated third parties and did not present heightened risks of collectability or other unfavorable features to KeyCorp or its subsidiaries.

Additionally, loans and extensions of credit by KeyBank to our directors, executive officers, and their related interests were made in compliance with Regulation O under federal banking law and KeyBank’s related policies and procedures. In addition to satisfying the standard set forth in the preceding paragraph, our Regulation O policies and procedures require that:

•	the amount of credit extended does not exceed individual and aggregate lending limits, depending upon the identity of the borrower and the nature of the loan; and

•	any extension of credit in excess of $500,000 be approved by the Board of Directors of KeyBank.

Shareholder Engagement

In order for management and the Board to better understand and consider shareholders’ perspectives, we regularly communicate with our shareholders, including to solicit and discuss their views on governance, executive compensation and other matters. We believe our regular engagement has been productive and provides an open exchange of ideas and perspectives for both the Company and our shareholders.

During fiscal year 2017, members of management and our independent Lead Director participated in discussions with a number of institutional shareholders, including many of our largest shareholders. Overall, participating investors expressed support for the Company’s governance and compensation practices, including our current board leadership structure. Feedback received during these meetings is presented to and discussed by the Nominating and Corporate Governance Committee, Compensation Committee and, as appropriate, other Board committees and the entire Board.

After considering feedback received from shareholders in recent years, we have:

•	formalized additional responsibilities for the independent Lead Director and added disclosure about the Lead Director’s activities (see page 11 of this proxy statement);

•	formalized an annual evaluation of the Lead Director and incorporated the evaluation process in our Corporate Governance Guidelines;

•	increased our website disclosure with respect to our political spending and activity;

•	enhanced our public disclosures about employee diversity and pay equity;

•	provided additional disclosure about the Audit Committee’s oversight and engagement of the independent auditor in the Audit Committee Report at page 57 in this proxy statement; and

•	created a robust summary (at pages i to iv in this proxy statement) and enhanced our Compensation Discussion and Analysis that begins at page 24 in this proxy statement.

17

The Board of Directors and Its Committees

In addition, our Chief Executive Officer, Chief Financial Officer, Director of Investor Relations, and other members of our senior management team receive regular feedback from the investment community—through investor visits, meetings and conferences—regarding our strategy, financial results and other topics of interest, and regularly brief our Board on this feedback.

Director Education

Throughout the year, our directors participate in continuing education activities and receive educational materials on a wide variety of topics (including, for example, corporate governance, the financial services industry, executive compensation, risk management, finance and accounting). Annually, the Board holds director education sessions focusing on topics suggested by the directors at the November meeting of the Board and its committees. From time to time, our directors may also attend seminars and other educational programs at KeyCorp’s expense. These educational opportunities provide our directors with timely updates on best practices among our peers and in the general marketplace and further supplement our directors’ significant business and leadership experiences.

Communication with the Board

Interested parties may submit comments about KeyCorp to the directors in writing at KeyCorp’s headquarters at 127 Public Square, Cleveland, Ohio 44114. Correspondence should be addressed to “Lead Director, KeyCorp Board of Directors, care of the Secretary of KeyCorp” and marked “Confidential.”

Interested parties wishing to communicate with the Audit Committee regarding accounting, internal accounting controls, or auditing matters may directly contact the Audit Committee by mailing a statement of their comments and views to KeyCorp at its corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. Such correspondence should be addressed to “Chair, Audit Committee, KeyCorp Board of Directors, care of the Secretary of KeyCorp” and should be marked “Confidential.”

18

Corporate Governance Documents

Corporate Governance Documents

The KeyCorp Board of Directors’ Committee Charters, KeyCorp’s Corporate Governance Guidelines, KeyCorp’s Code of Ethics, KeyCorp’s Standards for Determining Independence of Directors, KeyCorp’s Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons, and KeyCorp’s Statement of Political Activity for 2017 are all posted on KeyCorp’s website: www.key.com/ir. Copies of these documents will be delivered, free of charge, to any shareholder who contacts KeyCorp’s Investor Relations Department at (216) 689-4221.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines (the “Guidelines”) that detail the Board’s corporate governance duties and responsibilities, many of which are described herein. The Guidelines take into consideration, and are reviewed annually and updated periodically to reflect, best practices in corporate governance and applicable laws and regulations. The Guidelines address a number of matters applicable to directors (such as director qualification standards and independence requirements, share ownership guidelines, and succession planning and management) and management (such as stock ownership guidelines for management and procedures for the annual evaluation of our Chief Executive Officer).

Code of Ethics

We are committed to the highest standards of ethical integrity. Accordingly, the Board of Directors has adopted a Code of Ethics for all of KeyCorp’s (and its subsidiaries’) employees, officers, and directors, which was last amended in July 2017. We will promptly disclose any waiver or amendment to our Code of Ethics for our executive officers or directors on our website. Our Code of Ethics ensures that each employee, officer, and director understands the basic principles that govern our corporate conduct and our core values of Teamwork, Respect, Accountability, Integrity, and Leadership.

Statement of Political Activity

An important part of our commitment to our community includes active participation in the political and public policy process that impacts the lives of our customers, shareholders, and business. As a large financial institution, our business is highly regulated at the federal, state, and local levels. We believe it is critically important to take a constructive role in the political process that will shape the future of business, our industry, and our community.

The Nominating and Corporate Governance Committee of the Board meets annually with a member of KeyCorp’s Government Relations team to review KeyCorp’s policies and practices regarding political contributions. Policies and practices reviewed by the Nominating and Corporate Governance Committee include KeyCorp’s policies regarding doing business with public entities, the Government Relations pre-approval process for ballot issue support and the KeyCorp Advocates Fund (political action committee) annual report.

A statement of our political activities, including our annual political contributions, is made available to our shareholders on our website: www.key.com/ir.

19

Ownership of KeyCorp Equity Securities

Ownership of KeyCorp Equity Securities

The following table reports the number of KeyCorp equity securities that were beneficially owned by the directors of KeyCorp, the Named Executive Officers, and all directors, nominees for director and all executive officers of KeyCorp as a group, and each person reported to us to beneficially own more than 5% of our common shares. Beneficially-owned KeyCorp equity securities include directly or indirectly owned KeyCorp common shares and any KeyCorp common shares that could be acquired within 60 days of the record date through the exercise of an option or through the vesting or distribution of deferred shares. The column “Other Deferred Shares Owned” reports the number of deferred shares owned that will not vest or be distributed within 60 days of the record date.

This information is provided as of the record date, March 16, 2018.

Name	Common Shares	Options (1)	Deferred Shares (2)(3)(4)	Total Beneficial Ownership (5)	Total Beneficial Ownership as a % of Outstanding Common Shares (6)	Other Deferred Shares Owned (2)(3)(4)	Combined Beneficial Ownership and Other Deferred Shares Owned (5)
Austin A. Adams	16,702	—	3,465	20,167	—	14,847	35,014
Amy G. Brady	112,651	53,652	—	166,303	—	134,016	300,319
Bruce D. Broussard	12,500	—	11,328	23,828	—	—	23,828
Charles P. Cooley	25,005	—	—	25,005	—	82,588	107,593
Gary M. Crosby	536,989	—	3,465	540,454	—	—	540,454
Alexander M. Cutler	55,000	—	—	55,000	—	166,100	221,100
H. James Dallas	85,957	—	11,328	97,284	—	0	97,284
Elizabeth R. Gile	24,989	—	11,328	36,317	—	29,990	66,307
Ruth Ann M. Gillis	64,783	—	—	64,783	—	73,124	137,907
William G. Gisel, Jr.	17,900	—	—	17,900	—	51,324	69,224
Christopher M. Gorman	587,848	627,621	—	1,215,469	—	399,888	1,615,357
Carlton L. Highsmith	61,125	16,478	3,465	81,068	—	—	81,068
Richard J. Hipple	20,279	—	7,863	28,142	—	29,058	57,200
Donald R. Kimble	248,846	88,530	—	337,376	—	209,747	547,124
Kristen L. Manos	71,847	—	—	71,847	—	97,806	169,654
Beth E. Mooney	1,081,039	1,072,338	—	2,153,377	—	685,937	2,839,313
Andrew J. “Randy” Paine III	198,284	136,684	—	334,968	—	217,264	552,231
Demos Parneros	17,211	—	11,328	28,539	—	—	28,539
Barbara R. Snyder	14,302	—	—	14,302	—	86,947	101,249
David K. Wilson	15,000	—	7,863	22,863	—	6,929	29,792
All directors and executive officers as a group (30 persons)	4,280,801	2,650,195	71,431	7,002,427	—	3,258,042	10,260,468
The Vanguard Group (7)	111,764,106	—	—	111,764,106	10.39%
State Street Corporation (8)	56,728,949	—	—	56,728,949	5.28%
BlackRock, Inc. (9)	79,975,608	—	—	79,975,608	7.40%

(1)	This column includes options (including in-the-money and out-of-the-money options) to acquire KeyCorp common shares exercisable on or within 60 days of March 16, 2018.

(2)

Deferred shares issued under the prior KeyCorp Directors’ Deferred Share Plan or the current Directors’ Deferred Share Sub-Plan to the KeyCorp 2013 Equity Compensation Plan (the “Directors’ Deferred Share Sub-Plan”) are payable three years from their award date, one-half in cash and one-half in common shares, or immediately if a director separates from the Board for any reason prior to the third

20

Ownership of KeyCorp Equity Securities

anniversary of the award. A director may elect to defer the payment of all or some of his or her deferred shares beyond the third anniversary of the award date (“Further Deferred Shares”). In that case, the Further Deferred Shares will be distributed entirely in common shares on (and only on) the deferral date selected by the director. Deferred shares payable in common shares (other than Further Deferred Shares) are included in the column “Deferred Shares” because they may be distributed to the director as common shares immediately upon separation from the Board. Further Deferred Shares, and directors’ fees that have been deferred under the Directors’ Deferred Share Sub-Plan or, previously, the KeyCorp Second Directors’ Deferred Compensation Plan, are included in the column “Other Deferred Shares Owned” because they are only payable on the deferral date selected by the director, which is not on or within 60 days of March 16, 2018 for any director. Deferred shares payable in cash are not reflected in this table. For more information, please see “Directors’ Compensation” on page 53 of this proxy statement.

(3)	The column “Deferred Shares” includes deferred shares, performance units, and restricted stock units held by executive officers that will be payable in KeyCorp common shares on or within 60 days of March 16, 2018. Deferred shares, performance units, and restricted stock units payable in common shares to executive officers, but not on or within 60 days of March 16, 2018, are reported in the column “Other Deferred Shares Owned.” Performance units are subject to vesting based on the achievement of certain performance goals, as discussed in the Compensation Discussion and Analysis beginning on page 24 of this proxy statement. The number of performance units set forth in these columns reflects a “target” amount of performance units determined for each executive officer on the grant date. The number of performance units that ultimately vest as common shares for each executive officer may be higher or lower depending upon actual performance relative to the performance goals at the end of the measurement period.

(4)	Deferred shares, performance units, and restricted stock units payable in common shares do not have common share voting rights or investment power until the shares or units have been distributed as common shares in accordance with the plan or agreement under which they were granted or awarded.

(5)	Totals may not foot due to rounding.

(6)	No director or executive officer beneficially owns (and collectively all 30 directors and executive officers do not beneficially own) common shares, and options, deferred shares, performance units, and restricted stock units payable in common shares on or within 60 days of March 16, 2018, totaling more than 1% of the outstanding common shares of KeyCorp. The percentages set forth in this column for the holders of more than 5% of our common shares appear as reported by each such holder to the Securities and Exchange Commission on Schedules 13G, as discussed below.

(7)	Based solely upon information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the Securities and Exchange Commission on February 9, 2018. Vanguard reported that it owned beneficially 111,764,106 common shares, held sole voting power over 1,512,336 common shares, held sole power to dispose or to direct the disposition of 110,057,457 common shares, held shared voting power over 233,164 common shares, and held shared power to dispose or to direct the disposition of 1,706,649 common shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 1,169,648 common shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 871,147 common shares as a result of its serving as investment manager of Australian investment offerings. The reported address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(8)	Based solely upon information contained in the Schedule 13G filed by State Street Corporation (“State Street”) with the Securities and Exchange Commission on February 14, 2018. State Street reported that it owned beneficially, and had shared voting power and shared power to dispose or to direct the disposition of, 56,728,949 common shares. Each of the following entities has been identified by State Street as a direct or indirect subsidiary that beneficially owns KeyCorp common shares: State Street Bank and Trust Company; SSGA Funds Management, Inc.; State Street Global Advisor Trust Company; State Street Global Advisors (Japan) Co., Ltd.; State Street Global Advisors Asia Ltd; State Street Global Advisors France S.A.S.; State Street Global Advisors Singapore Ltd.; State Street Global Advisors Limited; State Street Global Advisors GmbH; and State Street Global Advisors, Australia. The reported address of State Street and its subsidiaries is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(9)	Based solely upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”), for itself and on behalf of various subsidiaries identified therein, with the Securities and Exchange Commission on January 25, 2018. BlackRock reported that it owned beneficially 79,975,608 common shares, held sole power to dispose or to direct the disposition of 79,975,609 common shares, and held sole power to vote or direct the voting power over 70,978,918 common shares. Each of the following entities has been identified by BlackRock as a direct or indirect subsidiary that beneficially owns KeyCorp common shares: BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; BlackRock Capital Management, Inc.; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; BlackRock (Singapore) Limited; and BlackRock Fund Managers Ltd. The reported address of BlackRock is 55 East 52nd Street, New York, NY 10055.

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Ownership of KeyCorp Equity Securities

Executive Officer and Director Equity Ownership Guidelines

KeyCorp’s Corporate Governance Guidelines state that, by the fifth anniversary of his or her election to the Board or as an officer of KeyCorp: (i) each non-employee director should own KeyCorp equity securities with a value at least equal to five times KeyCorp’s non-employee director annual retainer, including at least 1,000 directly-owned KeyCorp common shares; (ii) the Chief Executive Officer should own KeyCorp equity securities with a value at least equal to six times her base salary, including at least 10,000 directly-owned KeyCorp common shares; (iii) the senior executives who are members of KeyCorp’s Management Committee should own KeyCorp equity securities with a value at least equal to three times his or her base salary, including at least 5,000 directly-owned KeyCorp common shares; and (iv) other senior executives should own KeyCorp equity securities with a value at least equal to two times his or her base salary, including at least 2,500 directly-owned KeyCorp common shares. For more information, please see our Compensation Discussion and Analysis beginning on page 24 of this proxy statement.

Pledging and Speculative Trading of KeyCorp Securities

Our insider trading policy restricts our employees, officers and directors from engaging in speculative trading transactions involving KeyCorp securities and restricts our officers and directors who are subject to reporting requirements under Section 16 of the Exchange Act from pledging our securities. During 2017, no director or executive officer pledged as collateral or engaged in speculative trading with respect to any KeyCorp securities.

Section 16(a) Beneficial Ownership Reporting Compliance

KeyCorp’s directors, executive officers, and beneficial owners of more than 10% of any class of equity securities of KeyCorp are required to report their initial ownership and certain changes in ownership of KeyCorp securities to the Securities and Exchange Commission. The Securities and Exchange Commission has established certain due dates and requirements for these reports. Based upon our review of records received by KeyCorp and written representations from the directors and executive officers, KeyCorp knows of no director or executive officer who failed to timely file any report required to be filed during 2017.

Equity Compensation Plan Information

KeyCorp is authorized to issue its common shares under the KeyCorp 2013 Equity Compensation Plan (the “Equity Plan”) and the KeyCorp Amended and Restated Discounted Stock Purchase Plan (the “DSP Plan”). KeyCorp is no longer authorized to issue its common shares under, but still has awards outstanding under: (i) the KeyCorp 2010 Equity Compensation Plan (the “2010 Plan”); (ii) the KeyCorp Deferred Equity Allocation Plan; (iii) the KeyCorp Directors’ Deferred Share Plan; and (iv) the KeyCorp 2004 Equity Compensation Plan (the “2004 Plan”).

Shareholders approved the Equity Plan at the 2013 Annual Meeting of Shareholders. At December 31, 2017, 38,267,082 common shares remained available for future issuance under the Equity Plan. Shareholders approved the DSP Plan in 2003. At December 31, 2017, 1,821,033 common shares remained available for future issuance under the DSP Plan.

The following table provides information about KeyCorp’s equity compensation plans as of December 31, 2017:

	(a)	(b)	(c)
Plan Category	Securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted- average exercise price of outstanding options, warrants and rights ($)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(2)
Equity compensation plans approved by security holders (1)	9,660,903	11.22	40,088,115
Equity compensation plans not approved by security holders (3)	—	—	—
Total	9,660,903	11.22	40,088,115

(1)	The table does not include 19,253,633 unvested shares of time-lapsed and performance-based restricted stock awarded under the 2013 Plan, the 2010 Plan, and the 2004 Plan, and 951,117 unvested shares of time-lapsed restricted stock grants assumed in connection with the First Niagara merger in 2016. These unvested restricted shares were issued when awarded and consequently are included in KeyCorp’s common shares outstanding.

22

Ownership of KeyCorp Equity Securities

(2)	The Compensation Committee of the Board has determined that KeyCorp may not grant options to purchase KeyCorp common shares, shares of restricted stock, or other share grants under its long-term compensation plans in an amount that exceeds six percent of KeyCorp’s outstanding common shares in any rolling three-year period.

(3)	The table does not include outstanding options to purchase 221,714 common shares assumed in connection with the First Niagara merger in 2016. At December 31, 2017, these assumed options had a weighted-average exercise price of $13.84 per share. No additional options may be granted under the plan that governs these options.

More information about these awards can be found in Note 17 (“Stock-Based Compensation”) to the Consolidated Financial Statements beginning on page 161 of our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Annual Report”), which was filed with the Securities and Exchange Commission on February 26, 2018.

23

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the pay of our “Named Executive Officers” listed below, along with their titles as of December 31, 2017:

Beth E. Mooney	Andrew J. “Randy” Paine III
Chairman and Chief Executive Officer	Co-Head, Key Corporate Bank

Donald R. Kimble	Amy G. Brady
Chief Financial Officer and Vice Chairman	Chief Information Officer

Christopher M. Gorman
President of Banking and Vice Chairman (1)

(1)	Mr. Gorman served as Merger Integration Executive prior to becoming President of Banking in June 2017.

Additional information on the compensation of our Named Executive Officers can be found in the 2017 Summary Compensation Table on page 40 of this proxy statement.

The contents of the Compensation Discussion and Analysis are organized as follows:

Overview of 2017 Performance	24
Objectives of Our Compensation Program	25
Elements of Our Pay Program	27
Total Pay of Our Named Executive Officers	31
Alignment of Pay and Performance	33

Other Elements of Compensation	35
How We Make Pay Decisions	36
Tax and Accounting Treatment of Executive Compensation	38

Overview of 2017 Performance

2017 was a strong year for Key that included continued momentum in our core businesses, the successful integration of First Niagara, and the achievement of a number of significant milestones, resulting in a step change in Key’s financial performance. Key is well-positioned to continue to deliver through our clear and compelling strategic priorities, which include growing relationships, effectively managing risk and capital, generating strong returns, and achieving our financial targets. Highlights of 2017 performance include*:

•	The fourth consecutive year of pre-provision net revenue (“PPNR”) growth, excluding notable items, including a record year for both investment banking and debt placement fees and cards and payments income.

•	20% growth in earnings per share (“EPS”) compared to 2016, excluding notable items.

•	Achievement of annual run-rate cost savings target of $400 million related to our First Niagara acquisition, with another $50 million expected to be realized by early 2018.

•	Revenue and PPNR growth in the top quartile of our Peer Group, as described in greater detail on page 29 of this proxy statement.

•	Strategic acquisitions and investments in Cain Brothers, HelloWallet, merchant services and the build out of residential mortgage, which position us for continued growth.

The Compensation Committee considered Key’s performance with respect to these financial metrics and strategic objectives when evaluating the performance of our Named Executive Officers and establishing 2017 pay.

*	The information above includes certain non-GAAP financial measures. Please see Figure 2 beginning on page 36 in our 2017 Annual Report on Form 10-K and the Five-Year Financial Highlights table on page 8 of our 2017 Annual Report for more information on these non-GAAP measures, reconciliations to the most comparable GAAP measures, and the identification of notable items. Page 37 of this proxy statement also includes more information about PPNR, EPS and other financial measures and describes certain exclusions.

24

Compensation Discussion and Analysis

Objectives of Our Compensation Program

Our success depends on the ability to attract, retain, motivate and develop our people. Competition for talent in our business is ongoing and we make investments to hire and retain the people we need to serve our customers. Our compensation program is an integral part of these efforts and is designed to reward employees based on performance, be informed by the market, and align with the interests of our shareholders and the expectations of regulators.

  Compensation Philosophy

Our compensation philosophy is organized around the following three principles:

Our Principles...	How they are applied...

Pay decisions are based on Key’s performance, business unit performance, and individual performance—as assessed by our Chairman and Chief Executive Officer and the relevant committee of our Board (or, in the case of our Chairman and Chief Executive Officer, with input from the full Board);

We emphasize variable and performance-based compensation as only 14% of the pay opportunity for our Named Executive Officers is delivered as base salary—which is their sole source of fixed pay.

We deliver pay in a way that reinforces focus on balancing short- and long-term financial performance objectives; and

We require executive officers to satisfy robust levels of deferral: While we manage to “total pay” opportunity (i.e., the sum of base salary and incentives) when making pay decisions, we require that at least 60% of the annual “total incentive” (the sum of the annual incentive paid and the value of long-term incentives granted in a particular year) of the Chairman and Chief Executive Officer (and at least 50% for the other Named Executive Officers) to be deferred over a multi-year period and subject to risk-adjustment, as described in more detail below.

We support sustainable performance with policies that focus on prudent risk-taking and the balance between risk and reward.

We balance compensation risk and reward through a robust governance process overseen by the Compensation Committee: We design our compensation programs to appropriately balance risk and reward and regularly monitor these programs to determine whether they create incentives that encourage risk-taking outside of our risk tolerances. The Compensation Committee:

•    May decrease funding for our performance-based incentive plans by as much as 100% based on our Enterprise Risk Management dashboard or the occurrence of any risk event that warrants such an adjustment.

•    Considers each Named Executive Officer’s scorecard performance—including individual risk performance—before approving any performance-based incentive award.

•    May forfeit, offset, reduce, or claw back any Named Executive Officer’s deferred incentives based on the actual risk-related outcomes of each executive’s performance on which the award is based.

25

Compensation Discussion and Analysis

  Compensation Governance Best Practices

We support our compensation program with a number of best practices in governance and executive compensation. In addition, the Compensation Committee regularly evaluates our compensation practices to address areas of concern that may be raised by our shareholders or shareholder advisory firms.

What We Do:	What We Don’t Do:

✓  Impose Robust Stock Ownership Guidelines ranging from six times base salary for our Chairman and Chief Executive Officer, with a minimum direct ownership requirement of 10,000 common shares, to three times base salary for our other executive officers, with a minimum direct ownership requirement of 5,000 common shares. As of February 28, 2018, each Named Executive Officer, including the Chairman and Chief Executive Officer, satisfied his or her share ownership requirements.

✓  Subject Shares to Post-Vesting Holding Period, which requires each Named Executive Officer to hold the net shares acquired upon vesting of equity awards until he or she satisfies our share ownership guidelines. Our insider trading policies require that our Chairman and Chief Executive Officer notify the Chair of the Compensation Committee before she engages in any discretionary transactions involving our shares and the Compensation Committee previously adopted a policy recommending against the use of so-called “10b5-1” trading plans for our executive officers.

✓   Maintain “Double Trigger” Change of Control Agreements meaning that severance benefits are due, and equity awards that are assumed in a change of control transaction vest, only if a senior executive experiences a qualifying termination of employment in connection with a change of control. This requirement is intended to prevent senior executives from receiving change of control benefits without a corresponding loss of employment.

✓  Use Tally Sheets annually for our Named Executive Officers, which include a review of the estimated value of severance payments, the accumulated value of vested and unvested equity awards, and retirement benefits. The Compensation Committee also reviews the levels and types of compensation provided to executive officers in similar positions at companies in our Peer Group. This practice allows the Compensation Committee to evaluate the total compensation package provided to these employees and consider the impact of isolated adjustments or incremental changes to specific elements of compensation.

✓   Review Share Utilization regularly, including overhang levels and run-rates, and maintain share utilization levels well within industry norms.

✓   Retain an Independent Consultant by the Compensation Committee to assist in developing and reviewing our executive compensation strategy and program. The Compensation Committee, with the assistance of the independent consultant, regularly evaluates our executive compensation program in light of the compensation practices of our Peer Group to confirm that our compensation programs are consistent with market practice.

×   No Employment Agreements for any executive officer, including any Named Executive Officer.

×    No Tax Gross-Ups on change of control payments or for perquisites, other than on relocation benefits provided to certain senior-level employees upon hire.

×    No Active SERPs, as our executive pension plans were frozen in 2009. No Named Executive Officer participates in an active supplemental defined benefit plan, although vesting service continues for those Named Executive Officers who participated in such a plan prior to 2009.

×   No Hedging or Pledging of KeyCorp Securities is permitted under our insider trading policy, which restricts our employees, officers, and directors from engaging in hedging transactions involving our common shares, and restricts our officers and directors who are subject to reporting requirements under Section 16 of the Exchange Act from pledging our common shares.

×    No “Timing” of Equity Grants is allowed under our equity approval policy. We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates.

×    No Repricing or back-dating stock options.

26

Compensation Discussion and Analysis

What We Do:	What We Don’t Do:

✓ Subject All Incentives to a Risk-Adjustment Process that begins before grant and extends beyond payment. We reserve the right to adjust funding and/or awards to reflect risks that may be realized, and we subject all performance-based incentives to forfeiture, reduction, offset, and clawback.

✓ Subject All Incentives to Clawback, which allows us to recover cash and equity incentive compensation paid to any Named Executive Officer, including deferred annual and long-term incentives, if based on financial results that are subsequently restated, and to cancel outstanding equity awards and recover realized gains if the executive engages in certain “harmful activity.”

Elements of Our Pay Program

We manage to “total pay” opportunity, rather than make separate decisions on each element of pay. We define total pay opportunity for our Named Executive Officers as the sum of base salary and incentive targets, which are established as described below. Actual total pay for each Named Executive Officer is the sum of actual base salary for the year, the annual incentive earned for the prior performance year, and the long-term incentive granted for the performance year. We consider the long-term incentive as part of the compensation for the prior year even though it is granted early in the following year.

Consistent with our pay philosophy, we provide our executive officers with a target total pay opportunity comprised of the following elements of pay, and the average weighting of those elements for our Named Executive Officers (including our Chief Executive Officer) for 2017 is quantified in the chart below:

Average NEO Pay Mix

The target total pay opportunity for each Named Executive Officer is established after considering a number of factors including the level of pay for similar roles in our industry and among our peers, the executive’s tenure and experience, the complexity of the executive’s role, insights from consultants about market practices and trends, as well as regulatory expectations of our pay practices. The Compensation Committee reviews and approves the target total pay of each executive officer each year. For additional information on how we establish target pay for our Named Executive officers, see the discussion under How We Make Pay Decisions beginning on page 36 of this proxy statement.

  Base Salary

Base salaries represent the sole fixed portion of our Named Executive Officers’ pay. Base salaries are reviewed and approved by the Compensation Committee on a competitive basis each year based on salaries paid to comparable

27

Compensation Discussion and Analysis

executives at peer companies, including those in our Peer Group, and considering internal equity. As a general rule, base salary adjustments occur no more frequently than bi-annually. The 2017 base salaries of our Named Executive Officers are reported in the “Salary” column to the 2017 Summary Compensation Table on page 40 of this proxy statement.

  Annual Incentives

All executive officers, along with all employees who are not paid from a business unit incentive plan, are eligible to receive discretionary cash incentives under our Annual Incentive Plan. The funding of the overall bonus pool under our Annual Incentive Plan is based on the achievement of various financial and strategic goals compared to pre-established targets, as described below. Annual Incentive Plan funding is capped at 150%, with 0% funding for the Named Executive Officers if a threshold level of performance (80%) is not achieved.

The actual annual incentive that may be awarded to any individual Named Executive Officer is determined by the Compensation Committee after considering the approved funding level of the bonus pool, the executive’s experience and performance, market information, our deferral expectations, the range of pay decisions for the other executive officers and similarly situated executives, as well as any decision we made to direct total pay towards other elements of pay (e.g., base salary and/or long-term incentives). As a result, while the funding of the Annual Incentive Plan serves to guide the actual incentive an executive officer may receive, actual awards may and do vary from this funding level. Our practices generally do not allow for more than 200% of the annual incentive target to be paid in cash.

2017 Performance Measures

In 2017, 60% of our Annual Incentive Plan pool funding was based on our performance against the following three equally-weighted goals compared to pre-established targets:

•	PPNR

•	Cash Efficiency Ratio

•	EPS

The Compensation Committee selected PPNR and Cash Efficiency Ratio as performance goals in 2017 to reflect our ongoing focus on growing revenue and managing expenses and used EPS to evaluate the quality of our earnings relative to our outstanding shares.

An additional 20% of our Annual Incentive Plan pool funding was based on our revenue growth, PPNR growth, Tangible Common Equity Ratio, and the ratio of Net Charge-Offs to Average Loans, each as compared to the performance of our Peer Group. We selected these measures to evaluate our performance, relative to our peers, with respect to growth, ability to manage capital, and management of risk.

The remaining 20% of our Annual Incentive Plan pool funding was based on the measurement of our ability to take all actions necessary to allow us to realize the expense synergies from the First Niagara acquisition. We refer to this measure as “value attainment.”

For 2017, as in 2016, our Annual Incentive Plan pool was designed to fund at 100% if our financial performance fell within a likely “middle” range of performance, generally corresponding to between 98% and 102% of target performance.

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Compensation Discussion and Analysis

  2017 Performance & Funding

For the 2017 performance period, the Compensation Committee approved a 115% funding rate for our 2017 Annual Incentive Plan based on our achievement of performance against the financial and strategic goals in our Annual Incentive Plan set forth in the following table:

KeyCorp 2017 Annual Incentive Plan
	Performance Required for Payout
Performance Goals* Funding %	Min. 50%	Middle 100%	Max. 150%	Actual Result	Funding Rate	Weight	Final Funding
PPNR (in millions)	$1,772	$2,170 – $2,259	$2,658	$2,375	118%	20%	24%
Earnings Per Share (EPS)	$ 0.96	$1.17 – $1.22	$ 1.44	$ 1.36	133%	20%	27%
Cash Efficiency Ratio	65.3%	61.8% – 60.9%	57.7%	60.2%	114%	20%	23%
Relative Progress to Peers	Bottom Quartile	Middle Quartiles	Top Quartile	Middle Quartiles	100%	20%	20%
Value Attainment (in millions)	$ 400	$445	$ 500	$ 460	113%	20%	22%
Calculated Funding							116%
Compensation Committee Approved Funding							115%

*	PPNR, Cash Efficiency Ratio and EPS exclude notable items and any other major restructuring charges agreed to by the Compensation Committee. Please see Figure 2 beginning on page 36 of our 2017 Annual Report on Form 10-K for the identification of notable items.

Relative Performance to Peers

Measure	Actual Result
Revenue Growth	Top Quartile
PPNR Growth	Top Quartile
Tangible Common Equity Ratio	Middle Quartiles
Net Charge-Offs / Average Loans	Middle Quartiles

Before establishing this funding level, the Compensation Committee considered our Enterprise Risk Management (“ERM”) dashboard and whether any event occurred or was realized in 2017 that warranted an adjustment to funding. The Compensation Committee determined that no event warranted a reduction to our Annual Incentive Plan funding.

  2018 Long-Term Incentives

All Named Executive Officers are eligible to receive long-term incentive awards that are granted based on prior year performance but anticipate future contributions through the use of a vesting schedule generally requiring the executive officer to remain employed to realize the full value of the award.

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Compensation Discussion and Analysis

Vehicles and Vesting

The long-term incentive awards granted to our Named Executive Officers in 2018 were delivered as follows:

Vehicles and Weight (subject to Risk-Adjusted Vesting)

60% Performance Based

Long-Term Incentive Award Allocation

•   We consider cash performance shares and stock options to be performance based vehicles.

•   Cash performance shares are subject to a three-year performance period.

•   Stock options only have value to the extent our share price increases, which creates a direct link to our performance.

•   Restricted stock units are an important vehicle as they encourage executives to preserve long-term stock value, help balance risk and reward, and maintain a link to shareholder value creation.

Performance awards have three-year cliff vesting and restricted stock units and stock options have four-year ratable vesting.

2018 Cash Performance Shares

The cash performance shares granted in 2018 provide our Named Executive Officers with the opportunity to receive between 0% and 150% of their “target” number of cash performance shares based on our level of achievement of the following performance goals during the three-year performance period ending on December 31, 2020:

2018-2020 Long-Term Incentive Plan
		Performance Required for Payout			Other Factors (Vesting Reduction Only)
Performance Goals	Weight	Min.	Target	Max.

TSR vs. Peers	25%	25% ile	50% ile	75% ile	• ERM Dashboard • Execution of Strategic Priorities • Other factors, as appropriate
Return on Tangible Common Equity vs. Peers	25%	25% ile	50% ile	75% ile
Cumulative Earnings Per Share	50%	75% of Plan	100% of Plan	125% of Plan

The “target” number of cash performance shares granted was determined by dividing 50% of each Named Executive Officer’s long-term incentive opportunity by the grant date closing price of our common shares of $21.02 on February 16, 2018. Although the value of these cash performance shares is directly tied to share price, any payout will be in the form of cash.

The Compensation Committee believes that each of the performance goals set forth above strongly correlates to long-term shareholder value creation. When selecting the performance goals, the Compensation Committee considered that EPS also is a performance metric in our Annual Incentive Plan, but determined that achievement of three-year EPS goals rewards sufficiently different performance than annual EPS goals. The “other factors” included in the performance metrics may only reduce the vesting of cash performance shares if, in the Compensation Committee’s judgment, performance with regard to these “other factors” is insufficient.

The Compensation Committee believes that cash performance shares encourage our Named Executive Officers to make decisions and to deliver results over a multi-year time period, thereby keeping a focus on our long-term performance objectives. In addition, cash performance shares allow us to retain executive talent because executives generally must remain employed through the end of the performance period to realize the full value of the award.

Restricted Stock Units

Restricted stock units allow our Named Executive Officers to receive common shares subject to their continued employment during a four-year vesting period. Restricted stock units align the interests of our executives with those of our shareholders by

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Compensation Discussion and Analysis

providing a direct link to share price, seeing that our executives maintain robust levels of share ownership, and providing strong incentives for retention of key executives. We grant restricted stock units in part because the value is tied to share price, which balances the risk-taking incentive that may be associated with stock options or performance shares. Although we have chosen a four-year vesting period, our restricted stock units have a minimum vesting period of not less than three years, with ratable vesting over the period, under Key’s 2013 Equity Compensation Plan.

Stock Options

Stock options allow our Named Executive Officers to purchase shares at a price not less than the grant date closing price of our common shares on the New York Stock Exchange (or, if there is no reported closing price on the grant date, the closing price on the preceding business day). Stock options vest ratably over a four-year period and have a ten-year term. Although we have chosen a four-year vesting period, our stock options have a minimum vesting period of not less than three years, with ratable vesting over the period, under Key’s 2013 Equity Compensation Plan.

We believe that stock options are an effective tool to align the interests of our shareholders with those of our executives as long as they are appropriately risk-balanced and granted in measured amounts. Our regulators, however, have expressed concerns about the leverage associated with stock options and the possibility of executives realizing a disproportionate award; accordingly, since 2013, we have limited our usage of stock options to 10% of each Named Executive Officer’s annual long-term incentive opportunity.

Total Pay of Our Named Executive Officers

The following information highlights the 2017 compensation actions approved by the Compensation Committee for our Named Executive Officers with respect to their performance in 2017 as well as the approved payout level of our 2015 awards of performance shares, which vested in 2018, based on our performance between 2015 and 2017.

  Actual Total Pay for 2017 Performance

The following table shows the Compensation Committee’s 2017 total pay decisions for our Named Executive Officers. The amounts reported in the table differ substantially from those reported for 2017 in the Summary Compensation Table which reflect long-term incentives granted during a year, rather than after year-end, even if awarded for services in that year. We consider long-term incentives granted during a given year to be part of the prior year’s compensation.

After assessing each individual’s performance during 2017, the Compensation Committee approved the annual and long-term incentive awards for our Named Executive Officers described below:

	Actual Total Pay
Name	Base Salary	Actual 2017 Annual Incentive Award ($)(1)	Actual 2018 Long-Term Incentive Award ($)(1)	Total Actual Pay	Total Incentive Deferred (%)(2)
Beth E. Mooney	1,000,000	2,675,000	5,325,000	9,000,000	67%
Donald R. Kimble	650,000	1,400,000	1,550,000	3,600,000	53%
Christopher M. Gorman	700,000	2,000,000	2,600,000	5,300,000	57%
Andrew J. “Randy” Paine III	500,000	1,700,000	1,900,000	4,100,000	53%
Amy G. Brady	650,000	1,000,000	1,000,000	2,650,000	50%

(1)	We require that at least 50% of the “total incentive”—that is, the sum of the 2017 annual incentive actually earned and the target value of 2018 long-term incentives—of each Named Executive Officer (60% for our Chairman and CEO) be delivered in the form of deferred compensation, subject to a multi-year vesting schedule and risk-adjusted vesting. If the total incentive does not satisfy this requirement, a portion of the Named Executive Officer’s discretionary cash incentive is delivered as deferred compensation.

(2)	This column shows the actual percentage of each Named Executive Officer’s total incentive delivered as deferred incentive compensation, including any portion of the Named Executive Officer’s annual incentive required to be deferred.

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Compensation Discussion and Analysis

When making pay decisions, the Compensation Committee considers a number of factors, including the funding level of our Annual Incentive Plan, each executive officer’s individual performance, the relative pay levels for the other executive officers and our deferral expectations, which require that at least 50% of the total incentives—the sum of annual and long-term incentives—of each Named Executive Officer (60% for our Chairman and Chief Executive Officer) be deferred and subject to risk adjustment, including forfeiture and clawback. For the 2017 performance year, the total pay opportunity for three Named Executive Officers included target pay increases reflective of, among other considerations, expanded roles as a result of the First Niagara acquisition.

The 2017 pay decisions for our Named Executive Officers were made after consideration of the following:

Ms. Mooney

Ms. Mooney’s 2017 target total pay opportunity was $8,250,000. When evaluating Ms. Mooney’s performance in 2017, the Compensation Committee considered that she has articulated a clear vision and long-term strategy for the company and aligned the leadership team around this strategy. Ms. Mooney has demonstrated the ability to consistently grow the company, delivering on commitments to shareholders—including through the First Niagara acquisition—while developing an appropriate risk culture and investing in her leadership team. These qualities resulted in her recognition as Banker of the Year in 2017 by American Banker. Based on her strong performance, as reflected by these achievements, the Compensation Committee approved actual total pay for 2017 of $9,000,000.

Mr. Kimble

Mr. Kimble’s target total pay opportunity for 2017 was $3,350,000. The Compensation Committee approved actual total pay for 2017 of $3,600,000. Mr. Kimble’s pay reflects the Compensation Committee’s recognition of his expanded role as Vice Chairman, his tenure, and the high degree of credibility he has cultivated with investors and analysts. The Compensation Committee also recognized Mr. Kimble’s influence over Key’s corporate strategy and M&A activity in 2017, which included his leadership in exceeding the commitments we made regarding our First Niagara cost saving objectives.

Mr. Gorman

Mr. Gorman’s 2017 target total pay opportunity was $5,000,000. The Compensation Committee approved actual total pay for 2017 of $5,300,000. In making this decision, the Compensation Committee considered Mr. Gorman’s achievements in his new role of Vice Chairman and President of Banking, which includes oversight for all revenue generating businesses and 75% of our total workforce. As described above, we experienced strong financial performance in all of our businesses in 2017, and Mr. Gorman has assumed a central role in leading our efforts around client centricity and process simplification, which we expect will help us realize revenue synergies from our acquisition of First Niagara and to grow organically.

Mr. Paine

Mr. Paine’s target total pay opportunity for 2017 was $3,800,000, and the Compensation Committee approved actual total pay for 2017 of $4,100,000. The pay determinations for Mr. Paine reflect a fourth consecutive record year for investment banking and debt placement fees in the Corporate Bank, driven principally by commercial mortgage and capital markets activity, and his leadership of the acquisition of Cain Brothers, which significantly increased our healthcare investment banking capabilities.

Ms. Brady

Ms. Brady’s 2017 target total pay opportunity was $2,350,000. The Compensation Committee approved actual total pay for 2017 of $2,650,000. When making this determination, the Compensation Committee considered Ms. Brady’s critical role in our client centricity and process simplification efforts, which included a number of significant technology deployments as we “digitize the enterprise.”

  Payout of 2015 Performance Awards

On February 16, 2015, each Named Executive Officer received an award of performance shares as part of his or her long-term incentive opportunity. The Named Executive Officers could earn between 0% and 150% of the performance shares granted based on the achievement of our 2015 long-term incentive plan, described below.

32

Compensation Discussion and Analysis

On February 19, 2018, the Compensation Committee approved a final performance level for our 2015 long-term incentive plan of 107.3%, as described below. This performance level represents the right to receive 107.3% of the target 2015 performance share opportunity based on the closing price of our common stock of $21.02 as of February 16, 2018.

2015-2017 Long-Term Incentive Plan
		Performance Req’d for Payout
Performance Goals (1)	Weight	Min.	Target	Max.	Actual Result	Final Funding
Total Shareholder Return vs. Peer Group	25%	25% ile	50% ile	75% ile	54% ile	27%
Return on Assets vs. Peer Group	25%	25% ile	50% ile	75% ile	62% ile	31%
Cumulative Earnings Per Share	50%	$2.66	$3.55	$4.43	$3.53	49%
Calculated Performance						107.3%
Committee Approved Performance						107.3%

(1)	EPS and ROA actual results are based on continuing operations and exclude notable items, as described below under the heading “Definitions of Certain Financial Goals.”

Performance of our 2015 long-term incentive plan was driven by our Return on Assets (“ROA”) against the Peer Group and Total Shareholder Return versus the Peer Group. The Cumulative Earnings Per Share (“EPS”) target excludes the impact of interest rates and if rates rise, a corresponding adjustment is made to the EPS target.

Before approving this final performance level, the Compensation Committee considered our ERM dashboard and our execution against strategic priorities and, based on this review, concluded that no reduction in calculated performance was warranted.

Alignment of Pay and Performance

Our executive compensation program is designed so that a substantial portion of the pay of our Chairman and Chief Executive Officer is delivered in the form of long-term incentives—which means that both her Realized Pay (the amount she actually may receive in any year) as well as her Realizable Pay (her future pay opportunity) are tied directly to our share price performance and achievement of our long-term financial goals.

33

Compensation Discussion and Analysis

Ms. Mooney’s pay, as reported in the Summary Compensation Table (“SCT”), reflects the accounting value of long-term incentives at the time of grant and not the value actually received from these grants or their potential future value. As a result, we believe that it is useful to compare Ms. Mooney’s Adjusted SCT Pay, Realized Pay, and Realizable Pay, in each case between 2015 and 2017, with our total shareholder return for the same period. This comparison shows the alignment of Ms. Mooney’s pay and changes in our share price, as illustrated below:

CEO Pay vs. Performance—

Adjusted SCT, Realizable and Realized Compensation

Ms. Mooney’s Realizable Pay and Realized Pay changed between 2016 and 2017. Ms. Mooney’s Realized Pay increased from 2016 to 2017 as she exercised previously granted stock options, as noted in the chart above. Ms. Mooney’s Realizable Pay decreased in 2017 as the growth in our share price from 2016 to 2017 was less than the growth in our share price from 2015 to 2016.

Ms. Mooney’s Realized Pay between 2015 and 2017 consisted of:

	2015 ($)		2016 ($)	2017 ($)

Base salary received	1,038,462	*	1,000,000	1,000,000

Annual incentive payments	1,900,000		2,700,000	2,675,000

Restricted stock/units vesting	1,190,664		1,267,879	2,915,265

Performance share vesting	3,906,520		3,075,096	2,860,002

Stock option exercise**	—		—	5,946,119

Total**	8,035,646		8,042,975	15,396,386

*	Ms. Mooney’s 2015 base salary includes an additional pay period in December 2015.

**	Ms. Mooney did not exercise any stock options in 2015 or 2016.

The preceding chart and table are not substitutes for the information required to be contained in the Summary Compensation Table, but provide additional information with regard to our Chairman and Chief Executive Officer’s pay.

34

Compensation Discussion and Analysis

For purposes of the preceding chart and table, we define:

•	“Adjusted SCT” as the compensation reported in the Summary Compensation Table for the applicable year (i.e., 2015, 2016, or 2017), adjusted by excluding “Changes in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation.” We excluded these items because they represent amounts that are not realizable pay or that will never become realized pay or which will not become realized pay until termination of employment or later, and do not have a realizable value.

•	“Realizable Pay” as the sum of: (i) actual base salary and incentives paid for the applicable year; (ii) the value of all restricted stock units granted during the applicable year based on the December 31, 2017, closing price of our common shares; (iii) the intrinsic value (i.e., the excess, if any, of the December 31, 2017, closing price of our common shares over the option exercise price) of all stock options granted during the applicable year; and (iv) the target value of all performance awards granted during the applicable year based on the December 31, 2017, closing price of our common shares.

•	“Realized Pay” as the sum of (i) actual base salary and incentives paid for the applicable year plus (ii) the amount reported as income upon vesting of performance awards, restricted stock or units, or exercise of stock options.

Other Elements of Compensation

  Perquisites

The perquisites currently made available to all Named Executive Officers include an annual executive physical as well as a tax and financial planning perquisite. We also provide Ms. Mooney with residential security services and, in some instances, require that she use a secure automobile and professionally trained driver as a matter of security. Ms. Mooney pays for the cost of the automobile and driver when used solely for personal purposes. In addition, we pay the annual premium on an individual disability insurance policy for Mr. Gorman that was put into place before he became an executive officer.

  Retirement Programs

Our Named Executive Officers are eligible to participate in our qualified 401(k) Savings Plan on the same basis as all other eligible employees. The 401(k) Savings Plan provides for matching contributions up to 6% on amounts deferred and a discretionary profit sharing contribution on participants’ eligible compensation, each subject to applicable Internal Revenue Service (“IRS”) limitations. The Compensation Committee established the profit sharing contribution for 2017 at 2% of a participant’s eligible earnings.

Our Named Executive Officers also are eligible to participate in our non-qualified Deferred Savings Plan, which provides a select group of highly compensated individuals with the ability to defer compensation and receive matching contributions on compensation in excess of what is eligible to be deferred to the 401(k) Savings Plan. In 2014, the Compensation Committee eliminated the annual profit sharing contribution to the Deferred Savings Plan and, beginning in 2015, capped the amount of compensation eligible for a 6% matching contribution at $500,000.

The matching and profit sharing contributions made to the 401(k) Savings Plan and the matching contributions made to the Deferred Savings Plan on behalf of the Named Executive Officers are included in the “All Other Compensation” column to the 2017 Summary Compensation Table on page 40 of this proxy statement.

Ms. Mooney and Messrs. Gorman and Paine participated in our Cash Balance Pension Plan and Second Excess Cash Balance Pension Plan, each of which we froze effective December 31, 2009. Additional information about our pension programs is included in the narrative to the 2017 Pension Benefits Table beginning on page 47 of this proxy statement.

  Separation Pay

We maintain the KeyCorp Separation Pay Plan, which generally covers all of our employees, including our Named Executive Officers, and provides assistance upon termination as a result of a reduction in staff. Our Separation Pay Plan is described in the Potential Payments Upon Termination or Change of Control table on page 49 of this proxy statement.

  Change of Control Agreements

Each Named Executive Officer has entered into a Change of Control Agreement with us. We use Change of Control Agreements to help attract and retain executive talent. The Compensation Committee and the Board of Directors each believes that it is in the best interests of shareholders to ensure that our Named Executive Officers are able to evaluate objectively the merits of a potential transaction without being distracted by its potential impact on their personal employment situations. The Compensation Committee believes that most companies in our Peer Group maintain similar change of control arrangements for their executive officers. Our Change of Control Agreements are described in the Potential Payments Upon Termination or Change of Control table on page 49 of this proxy statement.

35

Compensation Discussion and Analysis

How We Make Pay Decisions

We seek to maintain a competitive level and mix of pay reflective of the market in which we compete for talent. We do this by reviewing the levels and types of compensation paid to executive officers in similar positions at companies in our Peer Group and the other companies with which we compete for talent.

  Peer Group

In setting compensation for our Named Executive Officers, the Compensation Committee examines the compensation data of our peer companies provided by Compensation Advisory Partners (“CAP”), an independent executive compensation advisory firm, to better understand whether our pay practices remain appropriate when measured against the competitive landscape. While this market data is useful, the Compensation Committee does not rely only on this data for targeting compensation levels, but uses it as a basis for validating relative competitive pay for our Named Executive Officers. The Compensation Committee also considers market conditions, promotions, individual performance, and other relevant circumstances as it determines our Named Executive Officers’ compensation levels.

For 2017, the Compensation Committee identified an opportunity to review the Peer Group in light of Key’s merger with First Niagara and the evolving regulatory environment. Based on a multi-dimensional review, the Compensation Committee modified the Peer Group for 2017 by adding Citizens Financial Group and removing People’s United Financial Inc. and First Horizon National Corp. These changes to our Peer Group for 2017 were made after considering a number of factors, such as asset size relative to the other institutions within the Peer Group and, in the case of People’s United Financial Inc. and First Horizon National Corp., due to the different regulatory expectations for institutions with less than $50 billion in assets.

The companies in our Peer Group maintain a strong brand and reputation and actively compete with us for executive talent. The companies in our 2017 Peer Group were (listed in alphabetical order):

•	BB&T Corp

•	Citizens Financial Group

•	Comerica, Inc.

•	Fifth Third Bancorp
•	Huntington Bancshares Inc.

•	M&T Bank Corp.

•	PNC Financial Services Group, Inc.

•	Regions Financial Corp.
•	SunTrust Banks, Inc.

•	US Bancorp

•	Zions Bancorporation

As of December 31, 2017, the median asset size, full year revenue, and market capitalization of the Peer Group compared to our asset size, total revenue, and market capitalization is set forth in the table below:

  Role of the Compensation Committee

The Compensation Committee sets the pay and evaluates the performance of our Chairman and Chief Executive Officer, with input from the full Board, and reviews and approves the compensation of a select group of other executives, including the Named Executive Officers. Our Chairman and Chief Executive Officer attends Compensation Committee meetings and provides information and input about the pay levels and performance of our Named Executive Officers, other than herself. The Compensation Committee regularly meets in executive session, during which no member of Management is present, to discuss the recommendations and approve pay actions for our Named Executive Officers, including our Chairman and Chief Executive Officer.

36

Compensation Discussion and Analysis

  Compensation Consultant

The Compensation Committee has retained the services of CAP, an independent executive compensation advisory firm. At the Compensation Committee’s request, CAP provides it with information on current trends in compensation design and emerging compensation practices. CAP also provides the Compensation Committee with an annual review and analysis of the compensation programs of our Peer Group, which it updates during the latter half of the year to determine whether the compensation targets of the Named Executive Officers remain competitive. CAP reports directly to, and serves at the sole pleasure of, the Compensation Committee. CAP provided no services to us other than the executive compensation consulting services that were requested by the Compensation Committee.

As part of its annual evaluation of its advisors, the Compensation Committee solicited information from CAP regarding any actual or perceived conflicts of interest and to evaluate its independence. Based on the information received from CAP, the Compensation Committee believes that the work CAP performed in 2017 did not raise a conflict of interest and that it is independent.

Management periodically retains their own consultant to provide industry specific expertise. In 2017, management engaged McLagan to complete a market benchmarking study of Key’s executive compensation program, including annual incentive design, long-term incentive design, and equity termination provisions.

  Consideration of Our Say-on-Pay Shareholder Vote

We continue to receive strong shareholder support for our Named Executive Officers’ compensation program, as reflected in the results of our annual “say-on-pay” proposals, which have received 95% or greater support each year since 2013. We view the results of our say-on-pay votes as evidence that our executive compensation program provides pay for performance and appropriately aligns the interests of our Named Executive Officers with those of our shareholders.

  Shareholder Outreach

We maintain an active shareholder engagement program through which we periodically receive feedback from and have discussions with investors around our compensation philosophy and structure. These continuing conversations with our investors help us better understand matters of importance to our investors regarding our executive compensation program and help us to shape our pay-for-performance strategy. For more information, please see “Shareholder Engagement” on page 17 of this proxy statement.

  Compensation Committee Independence, Interlocks and Insider Participation

The members of the Compensation Committee are Bruce Broussard, Alexander M. Cutler, William G. Gisel, Jr. (Chair), and Barbara R. Snyder, each of whom is an independent director under KeyCorp’s categorical independence standards, the general independence standards for directors established by the New York Stock Exchange, and the heightened independence standards required of Compensation Committee members by the New York Stock Exchange. No member of the Compensation Committee is a current, or during 2017 was, a former, officer or employee of KeyCorp or any of its subsidiaries or affiliates. During 2017, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related party transactions. In 2017, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or Compensation Committee.

  Definitions of Certain Financial Goals

As described previously in this Compensation Discussion and Analysis, we use a balanced mix of financial and strategic goals to measure performance under our Annual Incentive Plan and for purposes of determining the vesting of performance shares. The financial goals are defined as follows:

•	Cash Efficiency Ratio (non-GAAP measure): Noninterest expense (GAAP) less intangible asset amortization divided by net interest income (GAAP) plus taxable-equivalent adjustment (non-GAAP) plus noninterest income (GAAP).

•	EPS: Income from continuing operations attributable to KeyCorp common shareholders, divided by weighted-average common shares and potential common shares outstanding.

•	PPNR (non-GAAP measure): Net interest income (GAAP) plus taxable-equivalent adjustment (non-GAAP) plus noninterest income (GAAP) less noninterest expense (GAAP), all from continuing operations.

37

Compensation Discussion and Analysis

•	Return on Tangible Common Equity (non-GAAP measure): Income from continuing operations attributable to Key common shareholders (GAAP) divided by average KeyCorp shareholders’ equity, less average intangible assets, adjusted for average purchased credit card relationships, less average preferred stock.

•	Net Charge-Offs: Total loans charged off less total loan recoveries, all from continuing operations.

•	Tangible Common Equity Ratio (non-GAAP measure): KeyCorp shareholders’ equity (GAAP) less intangible assets, adjusted for purchased credit card relationships, less preferred stock, net of capital surplus, divided by total assets (GAAP) less intangible assets, adjusted for purchased credit card relationships.

•	Total Shareholder Return: Based on average closing share price over the last 20 trading days in the base year (i.e., for performance shares awarded in 2017, the last 20 trading days of 2016) versus average closing share price in the last 20 days in year three, plus investment of dividends paid during the measurement period.

Cash Efficiency Ratio, EPS, PPNR, and Return on Tangible Common Equity also exclude notable items. In its judgment, the Compensation Committee may adjust the performance goals for certain extraordinary items identified by the Compensation Committee to reflect changes in accounting, the regulatory environment, strategic corporate transactions, and other unusual or unplanned events.

A reconciliation of GAAP to non-GAAP financial measures, our reasons for using non-GAAP financial measures, and the identification of notable items can be found in Figure 2 beginning on page 36 of our 2017 Annual Report on Form 10-K.

Tax and Accounting Treatment of Executive Compensation

In structuring our executive compensation program, the Compensation Committee takes into account the tax and accounting treatment of our executive compensation arrangements; however, those considerations are not controlling factors in the design of our executive compensation program. For example, under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), certain compensation paid to any of our “covered employees’ that exceeds $1 million annually is not deductible by Key. In making compensation decisions in 2017 and prior fiscal years, the Compensation Committee generally tried to preserve the deductibility of certain incentive compensation paid to our Named Executive Officers by structuring those incentive compensation arrangements in a manner that was intended to comply with an exemption from Section 162(m) for certain “qualified performance-based compensation” arrangements. For example, to facilitate the deductibility of 2017 annual incentive bonuses paid to certain executives who were anticipated to be subject to the limitations of Section 162(m), those incentive opportunities were granted under our 2016 Annual Performance Plan, which capped the maximum annual incentive actually payable to each at a percentage of our 2017 PPNR. Similarly, certain of our performance share awards granted in 2017 and future years are subject to a funding “hurdle” that will be satisfied if the ratio of our PPNR to average assets (from continuing operations) during the three-year performance period is at least equal to a specified percentage of the ratio of our PPNR to average assets (from continuing operations) for the preceding three years. If the hurdle is not satisfied, those performance shares do not fund—and none of those performance shares will vest—regardless of the level of achievement of the other performance goals described above. However, the Compensation Committee never adopted a policy that would have required all compensation to be deductible because we want to preserve the ability to provide appropriate compensation to our executives, even if the compensation is not deductible under Section 162(m).

The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, includes a number of significant changes to Section 162(m) that generally are effective with respect to compensation deductible in 2018 and later fiscal years, including the repeal of the qualified performance-based compensation exemption and the expansion of the definition of “covered employees” (for example, by including the Chief Financial Officer as a covered employee and causing the tax deductibility limitation of Section 162(m) to continue to apply to certain covered employees with respect to compensation paid after termination of employment). As a result of these changes, except as otherwise provided in the transition relief provisions of the Tax Cuts and Jobs Act, compensation paid to a covered employee generally will not be deductible in 2018 or a later year, to the extent that it exceeds $1 million. Although the qualified performance-based compensation exemption under Section 162(m) has been repealed, we believe that the exemption generally should remain available for certain performance-based incentive awards granted prior to November 2, 2017 (i.e., 2017 annual incentive bonuses and performance share awards granted before that date), provided that the requirements of the qualified performance-based compensation exemption under prior law are otherwise satisfied. However, due to uncertainties regarding the interpretation of Section 162(m) (such as the scope of transition relief under the Tax Cuts and Jobs Act), there can be no guarantee that any compensation paid to our covered employees will be or remain exempt from Section 162(m) or that Key will be able to deduct annual compensation in excess of $1 million paid to any of our covered employees. In any event, in light of the sweeping nature of the changes to Section 162(m), we expect that, after 2017, the tax-deductible portion of Key’s executive compensation program will decrease.

38

Compensation and Organization Committee Report

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth beginning on page 24 of this proxy statement and, based on this review and discussion, has recommended to the KeyCorp Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Compensation and Organization Committee of the KeyCorp Board of Directors

Bruce Broussard

Alexander M. Cutler

William G. Gisel, Jr. (Chair)

Barbara R. Snyder

39

Compensation of Executive Officers and Directors

Compensation of Executive Officers and Directors

2017 Summary Compensation Table

The following table sets forth the compensation paid to, awarded to, or earned by the Named Executive Officers with respect to the years ending December 31, 2017, 2016, and 2015, to the extent applicable. Amy G. Brady was not a Named Executive Officer in 2016 and 2015. Therefore, her compensation for those years is not included in the Summary Compensation Table below. Andrew J. Paine III was not a Named Executive Officer in 2015. Therefore, his compensation for that year is not included in the Summary Compensation Table below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($) (See chart below)(5)	Total ($)

Beth E. Mooney	2017	1,000,000	—	3,959,986	439,999	2,675,000	3,932	67,553	8,146,470
Chairman and CEO	2016	1,000,000	—	3,959,985	439,999	2,700,000	4,176	63,043	8,167,203

	2015	1,038,462	—	3,599,983	399,997	1,900,000	4,987	51,275	6,994,704

Donald R. Kimble Chief Financial Officer, Vice Chair	2017	650,000	—	1,349,971	149,997	1,400,000	—	35,400	3,585,368
	2016	638,462	—	1,349,990	149,999	950,000	—	36,625	3,125,076
	2015	623,077	—	1,169,987	130,000	760,000	—	52,617	2,735,681

Christopher M. Gorman President of Banking, Vice Chair	2017	678,846	—	2,159,980	239,996	2,000,000	22,079	35,400	5,136,301
	2016	638,462	—	2,159,985	239,999	2,300,000	23,448	36,625	5,398,519
	2015	623,077	—	2,249,981	249,997	1,800,000	27,998	35,300	4,986,353

Andrew J. “Randy” Paine III Co-Head, Key Corporate Bank	2017	500,000	—	1,619,980	179,998	1,700,000	16,962	35,400	4,052,340
	2016	500,000	—	1,732,486	192,499	1,800,000	18,015	36,625	4,279,625
	2015	—	—	—	—	—	—	—	—

Amy G. Brady Chief Information Officer	2017	633,846	—	1,597,475	64,998	1,000,000	—	35,400	3,331,719
	2016	—	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—	—

(1)	Amounts reported as “Stock Awards” reflect the grant date fair value of stock awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 17 to the Consolidated Financial Statements contained in our 2017 Annual Report for an explanation of the assumptions made in valuing these awards.

On February 20, 2017, each Named Executive Officer received stock awards consisting of a target number of performance shares and restricted stock units representing 50% and 40%, respectively, of each executive’s long-term incentive opportunity. The target number of performance shares and restricted stock units awarded to each Named Executive Officer was determined by dividing the dollar amount of the Named Executive Officer’s performance share and restricted stock unit awards by the grant date closing price of a common share (rounded down to the nearest whole share). February 20, 2017 was not a trading day and our equity compensation plan requires that in that circumstance, the closing price of our common shares on the most recent trading day—in this case February 17, 2017—be used as the grant date closing price. On February 17, 2017, the closing price of our common shares was $18.96.

The amount reported for Ms. Brady as a stock award in 2017 includes an additional long-term incentive grant of restricted stock units granted to her on February 20, 2017, based on the grant date closing price of our common shares as described above (rounded down to the nearest whole share). Additional information about the award granted to Ms. Brady can be found in the 2017 Grants of Plan-Based Awards Table on page 42 of the proxy statement.

40

Compensation of Executive Officers and Directors

If our performance during the measurement period resulted in the maximum number of 2017 performance shares vesting, our executives would be entitled to a maximum award with a grant date fair value of the maximum award set forth in the following table.

Named Executive Officer	Grant Date Fair Value of Performance Shares at Maximum Award ($)

Beth E. Mooney	$3,299,979

Donald R. Kimble	$1,124,973

Christopher M. Gorman	$1,799,996

Andrew J. “Randy” Paine III	$1,349,990

Amy G. Brady	$ 487,490

(2)	Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of options using the Black-Scholes option pricing model. On February 20, 2017, each Named Executive Officer received an annual long-term incentive award consisting, in part, of an award of nonqualified stock options. See Note 17 to the Consolidated Financial Statements contained in our 2017 Annual Report for an explanation of the assumptions made in valuing stock options granted to our Named Executive Officers in 2017.

(3)	Amounts reported as “Non-Equity Incentive Plan Compensation” reflect annual incentives earned by each Named Executive Officer for the applicable year.

(4)	Amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the interest credits allocated to Ms. Mooney, Mr. Gorman, and Mr. Paine under the frozen Cash Balance Pension Plan and Second Excess Cash Balance Pension Plan. We froze our pension benefits for all employees, including the Named Executive Officers, effective December 31, 2009, as described in the narrative to the 2017 Pension Benefits Table beginning on page 47 of this proxy statement. No above market or preferential earnings were paid to any Named Executive Officer on nonqualified deferred compensation.

(5)	The following table sets forth detail about the amounts reported in the “All Other Compensation” column. In accordance with Item 402(c) of Regulation S-K, we have omitted the dollar amounts of perquisites for the Named Executive Officers, other than Ms. Mooney, due to the amount of the perquisites being less than $10,000 for each of those Named Executive Officers:

Name	Executive Physical ($)(a)	Executive Security ($)(b)	Financial Planning ($)(c)	Matching Contribution ($)(d)	Profit Sharing ($)(e)	Total ($)

Beth E. Mooney	2,319	12,672	17,162	30,000	5,400	67,553

Donald R. Kimble	—	—	—	30,000	5,400	35,400

Christopher M. Gorman	—	—	—	30,000	5,400	35,400

Andrew J. “Randy” Paine III	—	—	—	30,000	5,400	35,400

Amy G. Brady	—	—	—	30,000	5,400	35,400

(a)	The maximum benefit utilized by any Named Executive Officer was $2,319. For privacy reasons, this amount is shown for Ms. Mooney regardless of actual usage.

(b)	Based on the recommendations of an independent security study, the Compensation Committee approved a comprehensive security program for Ms. Mooney. Under this program, we are paying for certain security upgrades and have authorized, and in some instances required, her to use a secure automobile and professionally-trained driver for business and personal travel. Ms. Mooney reimburses us for the cost of automobile and driver when used solely for personal purposes.

(c)	The Compensation Committee approved a tax and financial planning perquisite, which was introduced in 2016. The amount shown in this column represents the cost to Key for any Named Executive Officer who utilized this benefit.

(d)	The amounts in this column consist of Company contributions to the qualified 401(k) Savings Plan and the nonqualified Deferred Savings Plan. For more information about these plans, see pages 35 and 48 of this proxy statement.

(e)	Employees participating in our 401(k) Savings Plan receive a discretionary profit sharing contribution equal to a percentage of their plan-eligible compensation. The contribution percentage is determined annually by the Compensation Committee. For 2017, the profit sharing contribution to this plan was 2.0%. For more information about this plan, see page 35 of this proxy statement.

41

Compensation of Executive Officers and Directors

2017 Grants of Plan-Based Awards Table

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards (# of Shares or Units)(3)	All Other Option Awards (# of Shares Underlying Options)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum

Beth E. Mooney		1,125,000	2,225,000	4,450,000	—	—	—	—	—	—	—
	2/20/17	—	—	—	58,017	116,033	174,050	—	—	—	2,199,986

	2/20/17	—	—	—	—	—	—	—	95,652	18.96	439,999

	2/20/17	—	—	—	—	—	—	92,827	—	—	1,760,000

Donald R. Kimble		600,000	1,200,000	2,400,000	—	—	—	—	—	—	—
	2/20/17	—	—	—	19,778	39,556	59,344	—	—	—	749,982

	2/20/17	—	—	—	—	—	—	—	32,608	18.96	149,997

	2/20/17	—	—	—	—	—	—	31,645	—	—	599,989

Christopher M. Gorman		850,000	1,700,000	3,400,000	—	—	—	—	—	—	—
	2/20/17	—	—	—	31,646	63,291	94,937	—	—	—	1,199,997

	2/20/17	—	—	—	—	—	—	—	52,173	18.96	239,996

	2/20/17	—	—	—	—	—	—	50,632	—	—	959,983

Andrew J. “Randy” Paine III		750,000	1,500,000	3,000,000	—	—	—	—	—	—	—
	2/20/17	—	—	—	23,734	47,468	71,202	—	—	—	899,993
	2/20/17	—	—	—	—	—	—	—	39,130	18.96	179,998

	2/20/17	—	—	—	—	—	—	37,974	—	—	719,987

Amy G. Brady		425,000	850,000	1,700,000	—	—	—	—	—	—	—

	2/20/17	—	—	—	8,571	17,141	25,712	—	—	—	324,993

	2/20/17	—	—	—	—	—	—	—	14,130	18.96	64,998

	2/20/17	—	—	—	—	—	—	13,713	—	—	259,998

	2/20/17	—	—	—	—	—	—	52,742	—	—	999,988

	2/20/17	—	—	—	—	—	—	659	—	—	12,495

(1)	Amounts reported as “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” reflect the individual annual incentive opportunity each of the Named Executive Officers could receive at threshold (50% of target), at target, and at maximum (200% of target) performance for the one-year performance period ended December 31, 2017. The maximum individual opportunity that any Named Executive Officer can earn is different than the maximum funding level of our Annual Incentive Plan described in the Compensation Discussion and Analysis section of this proxy statement. Actual annual incentive payments are reflected in the 2017 Summary Compensation Table on page 40 of the proxy statement.

(2)	Amounts reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column reflect the threshold (50% of target), target, and maximum (150% of target) long-term incentive awards in the form of performance shares that each Named Executive Officer could earn for the three-year performance period beginning on January 1, 2017, and ending December 31, 2019. Our performance share awards are discussed in the Compensation Discussion and Analysis section of this proxy statement. The dollar value awarded to each of the Named Executive Officers as performance shares was converted into a book entry target number of phantom shares that track the stock price and pay out in the form of shares. The price at which the performance shares were converted was based on the grant date closing price of our common shares of $18.96. Please see footnote 1 to the 2017 Summary Compensation Table for a discussion of how we arrive at the grant date fair value. Dividend equivalents on the target number of shares are reinvested and subject to the same terms and restrictions otherwise applicable to the underlying performance shares.

(3)	Amounts reported in the “All Other Stock Awards” column are the number of restricted stock units granted to each of the Named Executive Officers on February 20, 2017, which vest in four equal installments following the grant date. Ms. Brady was awarded 659 restricted stock units on February 20, 2017, as a result of mandatory deferral of a portion of the incentive award she earned for fiscal year 2016. She also received an additional long-term incentive grant of restricted stock units on February 20, 2017, which vest in three equal installments following the grant date.

(4)	Amounts reported in the “All Other Option Awards” column are the number of KeyCorp common shares underlying the stock options granted to each of the Named Executive Officers on February 20, 2017. Stock options granted in 2017 vest in four equal annual installments following the grant date.

(5)	We set the exercise price of all stock options using the grant date closing price of our common shares of $18.96. Please see footnote 1 to the 2017 Summary Compensation Table for a discussion of how we arrive at the grant date fair value. The Compensation Committee does not reprice options. We have not and will not back-date options, nor do we provide loans to employees in order to exercise options. If an equity-based award is granted in a month in which our earnings are publicly disclosed, the grant date will be the date of the Compensation Committee meeting granting the equity-based award or three days following the earnings release, whichever is later.

(6)	Amounts reported in the “Grant Date Fair Value of Stock and Options Awards” column represent the aggregate grant date fair value of equity awards granted during the respective year. The accounting assumptions used in calculating the grant date fair value for the equity awards are described in Note 17 to the Consolidated Financial Statements contained in our 2017 Annual Report.

42

Compensation of Executive Officers and Directors

The impact of terminations and a change of control on the Grants of Plan-Based Awards is shown in more detail in the Potential Payments Upon Termination or Change of Control table on page 49 of this proxy statement.

2017 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for each Named Executive Officer with respect to (i) each stock option that had not been exercised and remained outstanding as of December 31, 2017, (ii) each award of restricted stock units that had not vested and remained outstanding as of December 31, 2017, and (iii) each award of performance shares or cash performance shares that had not been vested and remained outstanding as of December 31, 2017.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Beth E. Mooney	5/19/2011	249,879	—	8.59	5/19/2021	—	—	—	—

	3/2/2012	437,737	—	7.98	3/2/2022	—	—	—	—

	3/1/2013	112,676	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	57,034	19,011	12.92	2/17/2024	—	—	—	—

	2/16/2015	46,190	46,188	14.11	2/16/2025	—	—	—	—

	2/15/2016	51,402	154,205	10.49	2/15/2026	—	—	—	—

	2/20/2017	—	95,652	18.96	2/20/2027	—	—	—	—

	Aggregate non- option awards	—	—	—	—	483,197	9,746,077	506,913	10,224,434

Donald R. Kimble	2/17/2014	17,110	5,703	12.92	2/17/2024	—	—	—	—

	2/16/2015	15,012	15,011	14.11	2/16/2025	—	—	—	—

	2/15/2016	17,524	52,569	10.49	2/15/2026	—	—	—	—

	2/20/2017	—	32,608	18.96	2/20/2027

	Aggregate non- option awards	—	—	—	—	159,797	3,223,099	172,809	3,485,566

Christopher M. Gorman	7/25/2008	65,000	—	11.16	7/25/2018	—	—	—	—

	5/19/2011	188,442	—	8.59	5/19/2021	—	—	—	—

	3/2/2012	235,215	—	7.98	3/2/2022	—	—	—	—

	3/1/2013	53,521	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	28,517	9,505	12.92	2/17/2024	—	—	—	—

	2/16/2015	28,868	28,868	14.11	2/16/2025	—	—	—	—

	2/15/2016	28,038	84,111	10.49	2/15/2026	—	—	—	—

	2/20/2017	—	52,173	18.96	2/20/2027	—	—	—	—

	Aggregate non- option awards	—	—	—	—	279,773	5,643,013	276,498	5,576,961

Andrew J. “Randy” Paine III	3/2/2012	39,919	—	7.98	3/2/2022	—	—	—	—

	3/1/2013	12,676	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	9,981	3,326	12.92	2/17/2024	—	—	—	—

	2/16/2015	10,682	10,680	14.11	2/16/2025	—	—	—	—

	2/15/2016	22,489	67,464	10.49	2/15/2026	—	—	—	—

	2/20/2017	—	39,130	18.96	2/20/2027	—	—	—	—

	Aggregate non- option awards	—	—	—	—	230,592	4,651,045	159,101	3,209,069

Amy G. Brady	3/1/2013	14,084	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	7,842	2,614	12.92	2/17/2024	—	—	—	—

	2/16/2015	6,928	6,928	14.11	2/16/2025	—	—	—	—

	2/15/2016	7,594	22,779	10.49	2/15/2026	—	—	—	—

	2/20/2017	—	14,130	18.96	2/20/2027	—	—	—	—

	Aggregate non- option awards	—	—	—	—	126,036	2,542,150	74,883	1,510,395

(1)	This column shows the number of common shares underlying outstanding stock options that have vested as of December 31, 2017.

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Compensation of Executive Officers and Directors

(2)	This column shows the number of common shares underlying outstanding stock options that have not vested as of December 31, 2017. The remaining vesting dates are shown in the following table. All options described below vest in four equal annual installments from the grant date, unless otherwise noted.

Name	Grant Date	Options Outstanding	Remaining Vesting Dates

Beth E. Mooney	2/17/2014	19,011	2/17/2018

	2/16/2015	46,188	2/17/2018, 2/17/2019

	2/15/2016	154,205	2/17/2018, 2/17/2019, 2/17/2020

	2/20/2017	95,652	2/17/2018, 2/17/2019, 2/17/2020, 2/17/2021

Donald R. Kimble	2/17/2014	5,703	2/17/2018

	2/16/2015	15,011	2/17/2018, 2/17/2019

	2/15/2016	52,569	2/17/2018, 2/17/2019, 2/17/2020

	2/20/2017	32,608	2/17/2018, 2/17/2019, 2/17/2020, 2/17/2021

Christopher M. Gorman	2/17/2014	9,505	2/17/2018

	2/16/2015	28,868	2/17/2018, 2/17/2019

	2/15/2016	84,111	2/17/2018, 2/17/2019, 2/17/2020

	2/20/2017	52,173	2/17/2018, 2/17/2019, 2/17/2020, 2/17/2021

Andrew J. “Randy” Paine III	2/17/2014	3,326	2/17/2018

	2/16/2015	10,680	2/17/2018, 2/17/2019

	2/15/2016	67,464	2/17/2018, 2/17/2019, 2/17/2020

	2/20/2017	39,130	2/17/2018, 2/17/2019, 2/17/2020, 2/17/2021

Amy G. Brady	2/17/2014	2,614	2/17/2018

	2/16/2015	6,928	2/17/2018, 2/17/2019

	2/15/2016	22,779	2/17/2018, 2/17/2019, 2/17/2020

	2/20/2017	14,130	2/17/2018, 2/17/2019, 2/17/2020, 2/17/2021

(3)	This column shows the exercise price for each stock option reported in the table, which was at least 100% of the fair market value of our common shares on the grant date.

(4)	This column shows the aggregate number of restricted stock units outstanding as of December 31, 2017, and the number of 2015 performance shares or cash performance shares earned based on performance of 107.3% through December 31, 2017, that remain outstanding as of that date. The remaining vesting dates are shown in the following table. All awards described below vest in four equal annual installments from the grant date, unless otherwise noted under “Vesting Schedules.”

Name	Grant Date	Shares or Units Outstanding	Remaining Vesting Dates	Vesting Schedules

Beth E. Mooney	2/17/2014	33,683	2/17/2018

	2/16/2015	162,493	2/17/2018	Performance shares vest in full on 2/17/2018.

	2/16/2015	60,574	2/17/2018, 2/17/2019

	2/15/2016	131,718	2/17/2018, 2/17/2019, 2/17/2020
	2/20/2017	94,729	2/17/2018, 2/17/2019, 2/17/2020, 2/17/2021

Donald R. Kimble	2/17/2014	10,104	2/17/2018

	2/16/2015	52,810	2/17/2018	Performance shares vest in full on 2/17/2018.

	2/16/2015	19,686	2/17/2018, 2/17/2019

	2/15/2016	44,903	2/17/2018, 2/17/2019, 2/17/2020
	2/20/2017	32,294	2/17/2018, 2/17/2019, 2/17/2020, 2/17/2021

Christopher M. Gorman	2/17/2014	16,841	2/17/2018

	2/16/2015	101,577	2/17/2018	Performance shares vest in full on 2/17/2018.

	2/16/2015	37,859	2/17/2018, 2/17/2019

	2/15/2016	71,846	2/17/2018, 2/17/2019, 2/17/2020
	2/20/2017	51,670	2/17/2018, 2/17/2019, 2/17/2020, 2/17/2021

Andrew J. “Randy” Paine III	2/17/2014	8,841	2/17/2018	Cash performance shares vest in full on 2/17/2018.
	2/16/2015	22,545	2/17/2018

	2/16/2015	53,003	2/17/2018	100% vests on the third anniversary of the grant date.

	2/16/2015	21,011	2/17/2018, 2/17/2019

	2/15/2016	86,440	2/17/2018, 2/17/2019, 2/17/2020
	2/20/2017	38,752	2/17/2018, 2/17/2019, 2/17/2020, 2/17/2021

Amy G. Brady	2/17/2014	4,631	2/17/2018

	2/16/2015	24,373	2/17/2018	Performance shares vest in full on 2/17/2018.

	2/16/2015	9,086	2/17/2018, 2/17/2019
	2/15/2016	19,457	2/17/2018, 2/17/2019, 2/17/2020	33% vests each year for three years after the grant date
	2/20/2017	53,823	2/20/2018, 2/20/2019, 2/20/2020
	2/20/2017	14,667	2/17/2018, 2/17/2019, 2/17/2020, 2/17/2021

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Compensation of Executive Officers and Directors

(5)	This column shows the aggregate number of performance shares or cash performance shares outstanding and shown at the maximum value of 150% based on performance as of December 31, 2017, other than the 2015 award of performance shares or cash performance shares which were earned based on performance between 2015 and 2017 and vested in full on February 17, 2018. The vesting dates for each award of performance shares or cash performance shares (including reinvested dividends) are shown in the following table. All awards described below vest in full after three years from the grant date, unless otherwise noted.

Name	Grant Date	Shares or Units Outstanding	Remaining Vesting Dates
Beth E. Mooney	2/15/2016	329,297	2/17/2019
	2/20/2017	177,616	2/17/2020
Donald R. Kimble	2/15/2016	112,259	2/17/2019
	2/20/2017	60,550	2/17/2020
Christopher M. Gorman	2/15/2016	179,616	2/17/2019
	2/20/2017	96,882	2/17/2020
Andrew J. “Randy” Paine III	2/15/2016	86,440	2/17/2019
	2/20/2017	72,661	2/17/2020
Amy G. Brady	2/15/2016	48,645	2/17/2019
	2/20/2017	26,238	2/17/2020

45

Compensation of Executive Officers and Directors

2017 Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of stock options and the vesting of restricted stock units during the year ended December 31, 2017, for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(9)	Award Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Beth E. Mooney	584,095	5,946,119	2/17/2017(1)	33,008	625,830

	—	—	2/17/2017(2)	29,680	562,727

	—	—	2/17/2017(3)	43,025	815,752

	—	—	2/17/2017(4)	150,844	2,860,006

	—	—	3/1/2017(7)	47,055	910,989

	—	—	3/15/2017(8)	218	4,000

				303,830	5,779,304

Donald R. Kimble	—	—	2/17/2017(1)	9,902	187,749

	—	—	2/17/2017(2)	9,645	182,878

	—	—	2/17/2017(3)	14,668	278,108

	—	—	2/17/2017(4)	45,253	857,994

				79,468	1,506,729

Christopher M. Gorman	—	—	2/17/2017(1)	16,504	312,915

	—	—	2/17/2017(2)	18,550	351,702

	—	—	2/17/2017(3)	23,468	444,954

	—	—	2/17/2017(4)	75,422	1,430,003

	—	—	3/1/2017(7)	22,351	432,716

	—	—	3/15/2017(8)	104	1,900

				156,399	2,974,190

Andrew J. “Randy” Paine III	79,696	756,491	2/17/2017(1)	8,665	164,280

	—	—	2/17/2017(2)	10,295	195,185

	—	—	2/17/2017(3)	28,235	535,329

	—	—	2/17/2017(5)	15,838	300,286

	—	—	2/17/2017(6)	37,133	704,038

	—	—	3/1/2017(7)	7,940	153,716

	—	—	3/15/2017(8)	37	675

				108,143	2,053,509

Amy G. Brady	35,675	374,231	2/17/2017(1)	4,539	86,052

	—	—	2/17/2017(2)	4,452	84,402

	—	—	2/17/2017(3)	6,357	120,520

	—	—	2/17/2017(4)	20,740	393,237

	—	—	3/1/2017(7)	5,882	113,874

	—	—	3/15/2017(8)	27	500

				41,997	798,585

(1)	Mss. Mooney and Brady and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 17, 2014, one-quarter of which vested on February 17, 2017.

(2)	Mss. Mooney and Brady and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 16, 2015, one-quarter of which vested on February 17, 2017.

(3)	Mss. Mooney and Brady and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 15, 2016, one-quarter of which vested on February 17, 2017.

(4)	Mss. Mooney and Brady and Messrs. Kimble and Gorman each received a grant of performance shares as part of our annual long-term incentive program on February 17, 2014, which were earned based on our performance between 2014 and 2016 and fully vested and were paid in shares on February 17, 2017.

(5)	Mr. Paine received a grant of cash performance shares as part of our annual long-term incentive program on February 17, 2014, which were earned based on our performance between 2014 and 2016 and fully vested and were paid in cash on February 17, 2017.

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Compensation of Executive Officers and Directors

(6)	Mr. Paine received a grant of restricted stock units on February 17, 2014, as part of our long-term incentive program, which fully vested on February 17, 2017.

(7)	Mss. Mooney and Brady and Messrs. Gorman and Paine each received a grant of restricted stock units on March 1, 2013, one-quarter of which vested on March 1, 2017.

(8)	Mss. Mooney and Brady and Messrs. Gorman and Paine each received a grant of restricted stock units on March 1, 2013, as part of our long-term incentive program, one-quarter of which vested and was paid on March 1, 2017. The dividends earned prior to the award fully vesting were paid in shares on March 15, 2017.

(9)	The value realized on exercise of an option award equals the number of shares for which the option was exercised multiplied by the excess of the closing market price of our common stock on the exercise date over the exercise price per share.

2017 Pension Benefits Table

The following table presents information about the Named Executive Officers’ participation in KeyCorp’s defined benefit pension plans as of December 31, 2017. Named Executive Officers who have not participated in KeyCorp’s defined benefit pension plans are excluded from this table.

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefits ($)

Beth E. Mooney	Cash Balance Pension Plan	4	52,774

	Second Excess Cash Balance Pension Plan	4	101,360

Christopher M. Gorman	Cash Balance Pension Plan	18	202,227

	Second Excess Cash Balance Pension Plan	18	663,187

Andrew J. “Randy” Paine III	Cash Balance Pension Plan	16	202,299

	Second Excess Cash Balance Pension Plan	16	462,554

KeyCorp previously maintained both a qualified Cash Balance Pension Plan (the “Pension Plan”) and a nonqualified Second Excess Cash Balance Pension Plan (the “Excess Plan”) in which employees, including Named Executive Officers, could participate. Credited service for Pension Plan and Excess Plan purposes was frozen as of December 31, 2009. Vesting service, however, continues to accrue.

  Pension Plan

Effective December 31, 2009, KeyCorp froze the Pension Plan. Benefits accrued up through December 31, 2009, will continue to be credited with interest until the participant commences distribution of benefits. The Pension Plan’s interest crediting rate is established annually and is based on the rate for 30-year U.S. Treasury securities. For 2017, the Pension Plan’s interest crediting rate was 2.6%. For 2018, the Pension Plan’s interest crediting rate is 2.93%. Participants’ Pension Plan distributions may be made upon the participant’s retirement, termination of employment, or death. Distributions may be made in the form of a single lump sum payment, in the form of an annuity, or in a series of actuarially equivalent installments.

  Excess Plan

KeyCorp established the Excess Plan effective January 1, 2005, and the Excess Plan was frozen on December 31, 2009. Benefits that accrued through December 31, 2009, continue to be credited with interest until distribution. The Excess Plan’s interest crediting rate is the same as the interest crediting rate for the Pension Plan. To be eligible to receive a distribution from the Excess Plan, a participant must be age 55 or older with a minimum of five years of vesting service. Participants who are involuntarily terminated for reasons other than for cause may receive a distribution of their Excess Plan benefits provided that, at the time of termination, the participant (i) has a minimum of 25 years of vesting service with KeyCorp, and (ii) enters into an employment separation agreement (containing a full release with noncompete and nonsolicitation requirements) with us. Distributions are in the form of an annuity or actuarially equivalent installments (unless the participant’s benefit is under $50,000, in which case it is distributed as a single lump sum payment).

Ms. Mooney and Messrs. Gorman and Paine participate in both the Pension Plan and Excess Plan. Mr. Kimble and Ms. Brady do not participate in either of those plans.

47

Compensation of Executive Officers and Directors

2017 Nonqualified Deferred Compensation Table

The following table shows the nonqualified deferred compensation activity for the Named Executive Officers for 2017 under our Deferred Savings Plan. All executive contributions and KeyCorp contributions to the Deferred Savings Plan are also included in current-year compensation presented in the 2017 Summary Compensation Table on page 40 of this proxy statement.

Name	Executive Contributions in Last FY ($)(1)	KeyCorp Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Beth E. Mooney	205,800	13,800	637,403	—	4,336,656

Donald R. Kimble	79,800	13,800	26,872	—	261,441

Christopher M. Gorman	532,500	13,800	304,755	—	6,769,517

Andrew J. “Randy” Paine III	121,800	13,800	327,109	—	2,479,670

Amy G. Brady	215,319	13,800	99,856	—	801,809

(1)	Executive contributions and KeyCorp contributions in the last fiscal year are reflected in the 2017 Summary Compensation Table on page 40 of this proxy statement.

(2)	Aggregate earnings in the last fiscal year are not reflected in the 2017 Summary Compensation Table on page 40 of this proxy statement because the earnings were neither preferential nor above-market. Each of the Named Executive Officers had positive earnings results in 2017 and benefited from the gain in the price of KeyCorp common shares as well as KeyCorp common share dividends since the prior year end.

(3)	The aggregate balances at the last fiscal year-end represent the total ending account balance (employee and Company balances) at December 31, 2017, for each Named Executive Officer.

Previously reported Summary Compensation Table values for executive contributions and KeyCorp contributions under rules adopted in 2006 include: Ms. Mooney executive contributions of $2,494,245, and KeyCorp contributions of $833,220; Mr. Kimble executive contributions of $98,470, and KeyCorp contributions of $28,200; Mr. Gorman executive contributions of $2,963,462, and KeyCorp contributions of $563,759; and Mr. Paine executive contributions of $108,600, and KeyCorp contributions of $14,100. Ms. Brady did not have previous executive and KeyCorp contributions to report.

  Deferred Savings Plan

KeyCorp maintains the Deferred Savings Plan (“DSP”). Participating employees may defer up to 50% of their base salary and up to 100% of their annual incentive awards (collectively referred to as “participant deferrals”) to the DSP once their compensation for the applicable plan year reaches the IRS compensation limits for the year. Prior to January 1, 2015, eligibility generally was restricted to employees based on salary grade. Effective January 1, 2015, eligibility was expanded to include employees with annual compensation exceeding IRS compensation limits for the year; however, the Compensation Committee (or its delegate) has the authority to exclude or include any employee from participating in the plan. We provide participants with an employer match on the first 6% of participant deferrals deferred under the DSP in excess of the IRS compensation limits, but the employer match may not exceed 6% of the lesser of (i) $500,000 or (ii) the participant’s annual compensation. The employer match is subject to a 3-year vesting requirement.

Participant deferrals are invested on a bookkeeping basis in investment funds that mirror the funds offered under the 401(k) Savings Plan as well as in an interest-bearing fund. The interest-bearing fund is credited with a monthly interest rate equal to 120% of the applicable long-term federal rate as published by the Internal Revenue Service. Distributions of vested DSP benefits are made upon the employee’s separation from service.

48

Compensation of Executive Officers and Directors

Potential Payments Upon Termination or Change of Control

The following table describes the compensation and benefit enhancements that would be provided to the Named Executive Officers in various scenarios involving a termination of employment, other than compensation and benefits generally available to all salaried employees. The table describes our 2017 equity grant practices. To the extent relevant, prior practices are described in the footnotes.

Termination Event (1)	Severance Pay	Annual Incentive (3)	Stock Options	Restricted Stock Units (5)	Performance Awards	Nonqualified Pension Benefits (6)	Nonqualified Deferred Compensation (7)
Death	None	Forfeited unless employed on payment date	Full vesting; all expire at earlier of four years or normal expiration (4)	Full vesting and distribution on remaining vesting dates	Full vesting and distribution on remaining vesting dates (8)	Full vesting of unvested balance with five years of service	Full vesting of unvested company contributions
Disability	None	Forfeited unless employed on payment date	Full vesting; all expire at earlier of five years or normal expiration (4)	Full vesting and distribution on remaining vesting dates	Full vesting and distribution on remaining vesting dates (8)	Full vesting of unvested balance upon termination	Full vesting of unvested company contributions
Retirement	None	Forfeited unless employed on payment date	Pro rata vesting, or full vesting if retire on or after age 60 with 10 years of service and after the first anniversary of the date of grant; all expire at earlier of five years or normal expiration (4)	Pro rata vesting, or full vesting if retire on or after age 60 with 10 years of service and after the first anniversary of the date of grant	Pro rata vesting (9)	Full vesting of unvested balance	Full vesting of unvested company contributions with three years of service
Limited Circumstances	Up to 52 weeks salary continuation (capped at $540,000 in 2017)	Forfeited unless employed on payment date	Pro rata vesting; all expire at earlier of three years or normal expiration	Pro rata vesting	Pro rata vesting	Unvested balance forfeited unless 25 years of service	Full vesting of unvested company contributions
Change of Control Termination	Two times sum of base salary and the target annual incentive (CEO receives a three-times benefit (2)) Payment equal to 18 months COBRA premiums	Forfeited unless employed on payment date	Full vesting; all expire at earlier of two years or normal expiration	Full vesting	Full vesting	Full vesting of unvested balance	Full vesting of unvested company contributions Payment equal to two additional years of matching contributions under qualified and nonqualified retirement plans (2)

(1)	For purposes of the table above and, where applicable, the following tables, we define:

“Retirement” to mean a Named Executive Officer’s voluntary termination on or after age 55 with five years of service;

“Limited Circumstances” as a termination in which a Named Executive Officer becomes entitled to severance benefits under our Separation Pay Plan which generally provides all employees with benefits in the event of a loss of employment due to a reduction in staff. Although we may negotiate severance arrangements in the context of any employee’s termination, we generally do not provide any Named Executive Officer with severance benefits solely upon an involuntary termination, other than in the context of a change of control. As a result, no information is included about payments or benefits in the event of an involuntary termination without cause; and

49

Compensation of Executive Officers and Directors

“Change of Control Termination” as a Named Executive Officer’s involuntary termination or voluntary termination for “good reason,” in each case within two years following a change of control.

(2)	Select executives who had Change of Control Agreements providing for a greater than two-times benefit when we restructured these agreements in 2012 were permitted to retain the greater benefit.

(3)	All employees are eligible to receive a discretionary annual incentive for the year of termination.

(4)	Prior to 2013, vested stock options expired at the earlier of three years or normal expiration.

(5)	Any restricted stock units attributable to annual cash incentives that were required to be deferred in accordance with our deferral requirements will vest in full on the remaining vesting dates if an employee terminates.

(6)	Please see the narrative to the 2017 Pension Benefits Table for more information about our nonqualified pension plans.

(7)	Please see the narrative to the 2017 Nonqualified Deferred Compensation Table for more information about our nonqualified deferred compensation plans.

(8)	Prior to 2017, unvested awards pro rata vested upon death or disability.

(9)	Awards granted in 2017 or later fully vest if employee’s Retirement or Limited Circumstances termination occurs on or after age 60 with 10 years of service after first anniversary of grant.

2017 Post-Termination Tables

The following tables set forth the compensation that would be paid by KeyCorp to the Named Executive Officers assuming a termination of employment and/or Change of Control Termination on December 29, 2017, in the various scenarios outlined below. Except as otherwise noted below, the values reported for stock options, restricted stock units, and performance awards are based on the closing price of KeyCorp common shares on December 29, 2017, of $20.17 (less the applicable exercise price, in the case of stock options).

Beth E. Mooney

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)

Death	—	—	2,026,172	6,468,603	7,979,089	—	—	16,473,864

Disability	—	—	2,026,172	6,468,603	7,979,089	—	—	16,473,864

Retirement (1)	—	—	1,935,058	4,964,439	6,254,152	—	—	13,153,649

Limited Circumstances (2)	540,000	—	1,935,058	4,964,439	6,254,152	—	—	13,693,649

Change of Control Termination (3)	9,684,253	—	2,026,172	6,468,603	9,870,786	—	90,000	28,139,814

(1)	Ms. Mooney is retirement eligible under the definition of age 60 with 10 years of service and therefore would receive full vesting treatment on unvested restricted stock units or stock option equity awards (as long as the award is more than one year outstanding). Ms. Mooney is also fully vested in all retirement and pension benefits, so there would be no accelerated value associated with a termination.

(2)	In the event of a termination under limited circumstances, Ms. Mooney would be entitled to salary continuation of the maximum amount allowed under the KeyCorp Separation Pay Plan.

(3)	Ms. Mooney is entitled to receive severance of three times the sum of her base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as three additional years of deferred compensation matching contributions.

Donald R. Kimble

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)

Death	—	—	680,637	2,848,067	2,674,212	—	—	6,202,916

Disability	—	—	680,637	2,848,067	2,674,212	—	—	6,202,916

Retirement (1)	—	—	—	—	—	—	—	—

Limited Circumstances (2)	425,000	—	345,675	1,495,021	2,086,163	—	—	4,351,859

Change of Control Termination (3)	3,716,671	—	680,637	2,848,067	3,316,411	—	60,000	10,621,786

50

Compensation of Executive Officers and Directors

(1)	Mr. Kimble is not retirement eligible and therefore all unvested, outstanding equity awards would be forfeited.

(2)	In the event of a termination under limited circumstances, Mr. Kimble would be entitled to salary continuation in the amount equal to 34 weeks of base salary as defined under the KeyCorp Separation Pay Plan.

(3)	Mr. Kimble is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

Christopher M. Gorman

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)

Death	—	—	1,501,617	3,594,600	4,581,677	—	—	9,677,894

Disability	—	—	1,501,617	3,594,600	4,581,677	—	—	9,677,894

Retirement (1)	—	—	818,865	1,752,309	3,640,806	—	—	6,211,980

Limited Circumstances (2)	540,000	—	818,865	1,752,309	3,640,806	—	—	6,751,980

Change of Control Termination (3)	7,223,317	—	1,501,617	3,594,600	5,627,026	—	90,000	18,036,560

(1)	Mr. Gorman is retirement eligible and therefore would receive pro rata vesting treatment on all unvested, outstanding equity awards. Mr. Gorman is also fully vested in all retirement and pension benefits, so there would be no accelerated value associated with a termination.

(2)	In the event of a termination under limited circumstances, Mr. Gorman would be entitled to salary continuation of the maximum amount allowed under the KeyCorp Separation Pay Plan.

(3)	Mr. Gorman is entitled to receive severance of three times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as three additional years of deferred compensation matching contributions.

Andrew J. “Randy” Paine III

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)(1)	Nonqualified Deferred Compensation ($)	Totals ($)

Death	—	—	789,233	3,414,683	2,087,591	462,554	—	6,754,061

Disability	—	—	789,233	3,414,683	2,087,591	462,554	—	6,754,061

Retirement (2)	—	—	—	—	—	—	—	—

Limited Circumstances (3)	500,000	—	378,338	2,339,218	1,381,927	—	—	4,599,483

Change of Control Termination (4)	4,025,851	—	789,233	3,414,683	2,563,172	462,554	60,000	11,495,493

(1)	Mr. Paine would receive accelerated vesting and payment of his outstanding Second Excess Cash Balance Pension Plan in the event of death, disability, or a change of control termination.

(2)	Mr. Paine is not retirement eligible and therefore all unvested, outstanding equity awards would be forfeited.

(3)	In the event of a termination under limited circumstances, Mr. Paine would be entitled to salary continuation of the maximum amount allowed under the KeyCorp Separation Pay Plan.

(4)	Mr. Paine is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

51

Compensation of Executive Officers and Directors

Amy G. Brady

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)

Death	—	—	298,533	2,050,540	1,185,255	—	—	3,534,328

Disability	—	—	298,533	2,050,540	1,185,255	—	—	3,534,328

Retirement (1)	—	—	—	—	—	—	—	—

Limited Circumstances (2)	462,500	—	152,594	1,558,362	930,422	—	—	3,103,878

Change of Control Termination (3)	3,025,851	—	298,533	2,050,540	1,465,095	—	60,000	6,900,019

(1)	Ms. Brady is not retirement eligible and therefore all unvested, outstanding equity awards would be forfeited.

(2)	In the event of a termination under limited circumstances, Ms. Brady would be entitled to salary continuation in the amount equal to 36 weeks of base salary as defined under the KeyCorp Separation Pay Plan.

(3)	Ms. Brady is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

Pay Ratio

In compliance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The median of the annual total compensation of all employees, excluding the CEO, is $68,875. The annual total compensation of the CEO, as reported in the 2017 Summary Compensation Table (“SCT”), is $8,146,470. The ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees is 118 to 1.

In determining the information provided above, we used the following methodology and estimates:

We first identified the median employee in the following manner, as permitted by the SEC’s rules:

•	We compiled a list of all employees as of December 31, 2017, other than the CEO.

•	We excluded from that list the employees of HelloWallet and Cain Brothers & Company, LLC, two companies that we acquired during the fiscal year. As a result, a total of approximately 141 HelloWallet and Cain Brothers employees were excluded from the list.

•	We also excluded from that list all employees located outside of the United States (“U.S.”), who represent less than 5% of our total employee population. The excluded non-U.S. employees are located in China, Taiwan, England, and Canada, and the approximate number of employees excluded from each jurisdiction was two, one, four, and six, respectively. A total of 13 non-U.S. employees were excluded from the list and a total of 19,302 U.S. employees were included on the list.

•	We used wages reported in Box 1 of IRS Form W-2 as a consistently applied compensation measure to identify the median employee from the remaining employees on the list. For this purpose, we did not annualize the wages of any individuals who were employed less than the full fiscal year.

Once the median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of the CEO, as reported in the SCT.

It should be noted that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide companies with a great deal of flexibility in determining their pay ratio reporting methodologies and in estimating the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which, among other factors such as differences in employee populations, geographic locations, business strategies and compensation practices, may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including other companies within the financial services industry.

52

Compensation of Executive Officers and Directors

Directors’ Compensation

Consistent with our philosophy of aligning the economic interests of our directors and shareholders, the directors’ compensation paid to each non-employee director of KeyCorp consists of: (i) a cash retainer and (ii) stock-based compensation, referred to as “deferred shares.” The total amount of the cash retainer paid to each director differs depending upon whether the director serves as a member of certain committees of the Board, as chair of a committee of the Board, or as Lead Director of the Board. Ms. Mooney, as an employee of KeyCorp, does not receive any compensation for her service as a director.

Annually, the Nominating and Corporate Governance Committee reviews the amount and form of directors’ compensation payable to KeyCorp directors in comparison to directors’ compensation payable at bank holding companies in our Peer Group (identified on page 36 of this proxy statement). The Nominating and Corporate Governance Committee periodically requests information from CAP to assist in this annual review. The Nominating and Corporate Governance Committee reports the results of its annual review to the full Board and recommends to the full Board changes, if any, in directors’ compensation. For 2018, the Nominating and Corporate Governance Committee recommended no changes to directors’ compensation. Director compensation for 2017 and 2018 is described in the following table:

Annual Compensation Element	2017 ($)	2018 ($)

Cash Retainer	80,000	80,000

Deferred Share Award	120,000	120,000

Lead Director	40,000	40,000

Audit Committee Chair	30,000	30,000

Risk Committee Chair	30,000	30,000

Compensation & Organization Committee Chair	15,000	15,000

Nominating and Corporate Governance Committee Chair	10,000	10,000

Audit Committee Member	10,000	10,000

Risk Committee Member	10,000	10,000

  Deferral of Cash Retainer

Directors may elect to defer payment of all or a portion of their cash retainer to a future date. Under the Directors’ Deferred Share Sub-Plan, the deferred cash retainer is converted into deferred shares that are payable in KeyCorp common shares on the specified deferral date.

  Deferred Shares

The Board has determined that a significant portion of the Board’s compensation should be equity compensation in order to more closely align the economic interests of directors and shareholders. Other than Ms. Mooney, each director receives an annual award of deferred shares consisting of restricted stock units under the Directors’ Deferred Share Sub-Plan. Each grant is subject to a minimum three-year deferral period, which is accelerated upon a director’s separation from the Board. The deferred shares are paid 50% in KeyCorp common shares and 50% in cash based on the value of a KeyCorp common share on the earlier of the last day of the deferral period or the date of the director’s separation from the Board.

Directors may elect to further defer the payment of any award of deferred shares beyond three years. If a further deferral election is made, 100% of these further deferred shares are paid in the form of KeyCorp common shares. Payment is not made on any further deferred shares until the designated deferral date, which may be beyond the director’s separation from the Board.

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Compensation of Executive Officers and Directors

2017 Director Compensation Table

The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board of Directors in 2017. Ms. Mooney, as an employee of KeyCorp, is not compensated for her services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Austin A. Adams	90,000	119,994	209,994

Bruce D. Broussard	80,000	119,994	199,994

Joseph A. Carrabba (3)	38,334	—	38,334

Charles P. Cooley	110,000	119,994	229,994

Gary M. Crosby	80,000	119,994	199,994

Alexander M. Cutler	130,000	119,994	249,994

H. James Dallas	90,000	119,994	209,994

Elizabeth R. Gile	110,000	119,994	229,994

Ruth Ann M. Gillis	90,000	119,994	209,994

William G. Gisel, Jr.	90,000	119,994	209,994

Carlton L. Highsmith	80,000	119,994	199,994

Richard J. Hipple	90,000	119,994	209,994

Kristen L. Manos	90,000	119,994	209,994

Demos Parneros	90,000	119,994	209,994

Barbara R. Snyder	80,000	119,994	199,994

David K. Wilson	90,000	119,994	209,994

(1)	Amounts reported in the “Fees Earned or Paid in Cash” column include fees for service as chair of a Board committee during 2017 as follows: Joseph A. Carrabba (January to May) and William G. Gisel, Jr. (May to December), Compensation and Organization Committee Chair; Charles P. Cooley, Audit Committee Chair; Elizabeth R. Gile, Risk Committee Chair; and Alexander M. Cutler, Nominating and Corporate Governance Committee Chair. Amounts reported in the “Fees Earned or Paid in Cash” column further include fees for service as a member of the Risk Committee and Audit Committee during 2017 as follows: Austin A. Adams, Risk Committee Member; H. James Dallas, Audit Committee Member; Ruth Ann M. Gillis, Risk Committee Member; Richard J. Hipple, Audit Committee Member; Kristen L. Manos, Audit Committee Member; Demos Parneros, Risk Committee Member; and David K. Wilson, Risk Committee Member. For Alexander M. Cutler, the amount reported in the “Fees Earned or Paid in Cash” column also includes fees for his service during 2017 as Lead Director.

(2)	Amounts reported in the Stock Awards column represent the aggregate grant date fair value of the stock awards granted during the year computed in accordance with applicable accounting guidance. The accounting assumptions used in calculating the grant date fair value are presented in Note 17 to the Consolidated Financial Statements of our 2017 Annual Report. On May 18, 2017, each director who was then serving received a grant of 6,787 fully vested deferred shares at a fair market value of $120,000 rounded down to the nearest whole share. One-half of this deferred share award is payable in shares and one-half of this award is payable in cash on the third anniversary of the grant date unless the director has elected to further defer payment, in which case the entire award is payable in shares.

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Compensation of Executive Officers and Directors

As of December 31, 2017, the non-employee directors listed in the table below had outstanding stock awards payable in common shares in the following amounts:

Name	Outstanding Stock Awards

Austin A. Adams	18,220

Bruce D. Broussard	11,271

Charles P. Cooley	82,247

Gary M. Crosby	3,448

Alexander M. Cutler	165,729

H. James Dallas	41,070

Elizabeth R. Gile	41,111

Ruth Ann M. Gillis	72,806

William G. Gisel, Jr.	51,068

Carlton L. Highsmith	3,448

Richard J. Hipple	36,737

Kristen L. Manos	102,614

Demos Parneros	11,271

Barbara R. Snyder	86,565

David K. Wilson	14,718

As of December 31, 2017, only one non-employee director, Carlton L. Highsmith, had outstanding option awards in the amount of 16,478.

(3)	On May 18, 2017, Joseph A. Carrabba retired and his term as a director ended.

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Audit Matters

Audit Matters

Ernst & Young’s Fees

The following is a summary and description of fees billed for services provided by our independent auditor, Ernst & Young, for fiscal years 2017 and 2016.

Services	2017 ($)	2016 ($)

Audit Fees (1)	7,469,000	8,876,000
Audit-Related Fees (2)	890,000	808,000
Tax Fees (3)	292,000	360,000
All Other Fees (4)	461,000	—
Total	9,112,000	10,044,000

(1)	Aggregate fees billed for professional services in connection with the integrated audit of KeyCorp’s annual financial statements for fiscal years 2017 and 2016, reviews of financial statements included in KeyCorp’s Forms 10-Q for 2017 and 2016, and respective audits of KeyCorp subsidiaries for fiscal years 2017 and 2016. The decrease in fees year over year related to the absence of expanded audit procedures in 2017 resulting from KeyCorp’s acquisition of First Niagara, compared to 2016.

(2)	Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of KeyCorp’s financial statements and are not reported as “audit fees” above. These services consisted of attestation and compliance reports in 2017 and 2016.

(3)	Aggregate fees billed for tax services. These services consisted of tax compliance services provided to certain investment funds managed by KeyCorp and tax compliance services provided to certain domestic and foreign subsidiaries of KeyCorp in 2017 and 2016.

(4)	Aggregate fees billed for products and services other than those described above. These products and services consisted of permitted advisory services in 2017.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a Policy Statement on Independent Auditing Firm’s Services and Related Fees, which governs the Audit Committee’s pre-approval process for services provided by the independent audit firm and fees paid to such firm. Those services may include audit services, audit-related services, tax services, and other services. Any audit, audit-related, tax, or other services not incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement and that are proposed subsequent to that approval require the pre-approval of the Audit Committee, which may be delegated to the Chair of the Audit Committee, whose action on the request shall be reported at the next meeting of the full Audit Committee. Audit, audit-related, tax, and other services incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement, and which are recurring in nature, do not require recurring pre-approvals. The independent audit firm is required to regularly report to the Audit Committee regarding the extent of audit, audit-related, tax, and other services provided by the independent audit firm and the related fees for such services. During 2017, all services were pre-approved by the Audit Committee in accordance with this policy.

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Audit Committee Report

Audit Committee Report

The Audit Committee of the KeyCorp Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee annually selects KeyCorp’s independent auditors, subject to shareholder ratification.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit KeyCorp’s financial statements. The independent audit firm is responsible for performing an independent audit of KeyCorp’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for KeyCorp’s internal controls and financial reporting process.

Annually, the Audit Committee considers the results of an evaluation of the qualifications, experience, candor, independence, objectivity, and professional skepticism of the independent external auditor in determining whether to retain the firm for the next fiscal year. As part of this evaluation, the Audit Committee reviews and considers the results of the Public Company Accounting Oversight Board’s annual inspection of the independent external auditor. The evaluation is led by KeyCorp’s Chief Risk Review Officer, who reports directly to the Audit Committee. The Audit Committee oversees the audit fees negotiations associated with KeyCorp’s retention of the independent auditor and has the sole authority to approve the audit fees. In accordance with rules of the Securities and Exchange Commission, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to KeyCorp. In conjunction with this five-year mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of the independent auditor’s new lead engagement partner. Pursuant to the five-year mandated rotation, a new lead engagement partner was designated in 2016. Ernst & Young has been retained as KeyCorp’s independent external auditor continuously since the 1994 merger of KeyCorp and Society Corporation. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young to serve as KeyCorp’s independent external auditor is in the best interests of KeyCorp and its investors. At each regularly scheduled meeting, the Audit Committee holds executive sessions and private meetings with individual members of management, internal audit, and the independent external auditor as the Audit Committee deems necessary.

In fulfilling its oversight responsibility, the Audit Committee relies on the accuracy of financial and other information, opinions, reports, and statements provided to the Audit Committee. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Nor does the Audit Committee’s oversight assure that the audit of KeyCorp’s financial statements has been carried out in accordance with generally accepted auditing standards or that the audited financial statements are presented in accordance with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements of KeyCorp for the year ended December 31, 2017 (“Audited Financial Statements”) with KeyCorp’s management and Ernst & Young. In addition, the Audit Committee has discussed with Ernst & Young the matters required by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301. A portion of the Audit Committee’s review and discussion with Ernst & Young occurred in private sessions, without KeyCorp management present. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young its independence from KeyCorp.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to KeyCorp’s Board of Directors the inclusion of the Audited Financial Statements in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2017, that was filed with the Securities and Exchange Commission.

Audit Committee of the KeyCorp Board of Directors:

Charles P. Cooley (Chair)

H. James Dallas

Richard J. Hipple

Kristen L. Manos

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PROPOSAL TWO: Ratification of Independent Auditor

PROPOSAL TWO: Ratification of Independent Auditor

The Audit Committee of the Board of Directors of KeyCorp has appointed Ernst & Young LLP (“Ernst & Young”) as KeyCorp’s independent auditor to examine the financial statements of KeyCorp and its subsidiaries for the 2018 fiscal year. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young.

A representative of Ernst & Young will be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

Although shareholder approval of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Ernst & Young as KeyCorp’s independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” the ratification of this appointment.

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PROPOSAL THREE: Advisory Approval of KeyCorp’s Executive Compensation

PROPOSAL THREE: Advisory Approval of KeyCorp’s
Executive Compensation

KeyCorp’s Board of Directors is providing shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers at this Annual Meeting as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act. At the 2017 Annual Meeting of Shareholders, shareholders were asked to recommend how often they should be given the opportunity to cast this advisory vote. The shareholders overwhelmingly voted for an annual advisory vote on executive compensation and the Board approved this choice. The next shareholder vote on the frequency of future votes on Named Executive Officer compensation is expected to occur at our 2023 Annual Meeting of Shareholders.

The vote on the compensation of our Named Executive Officers will not be binding on or overrule any decisions by KeyCorp’s Board of Directors, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of KeyCorp’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, as described in the Compensation Discussion and Analysis section beginning on page 24 of this proxy statement, the Compensation Committee has taken into account the results of previous votes on this issue in considering executive compensation arrangements and will take into account the outcome of this year’s vote when considering such arrangements in the future.

This advisory proposal was approved by approximately 95% of the KeyCorp common shares represented at the 2017 Annual Meeting of Shareholders. As discussed in the Compensation Discussion and Analysis section beginning on page 24 of this proxy statement, the Compensation Committee believes that the compensation of our Named Executive Officers for 2017 is reasonable and appropriate in light of the 2017 performance of the company, is consistent with our pay-for-performance compensation philosophy, and helps to ensure the alignment of management’s interests with our shareholders’ interests to support long-term value creation.

The Board of Directors has determined that the best way to allow shareholders to vote on KeyCorp’s executive compensation is through the following resolution:

RESOLVED, that the shareholders approve on an advisory basis KeyCorp’s Named Executive Officer compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” this proposal.

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PROPOSAL FOUR: Shareholder Proposal Seeking to Reduce Ownership Threshold to Call Special Shareholder Meeting

PROPOSAL FOUR: Shareholder Proposal Seeking to
Reduce Ownership Threshold to Call Special
Shareholder Meeting

The following proposal was submitted for inclusion in this proxy statement by Mr. John Chevedden, on behalf of Mr. Kenneth Steiner. Mr. Steiner owns KeyCorp common shares with a market value in excess of $2,000. In accordance with rules of the Securities and Exchange Commission, the text of Mr. Steiner’s resolution and supporting statement appear below, printed verbatim from his submission. The Board of Directors recommends a vote “AGAINST” this proposal.

Proposal Four—Special Shareholder Meeting Improvement

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting (or the closest percentage to 10% according to state law). This proposal does not impact our board’s current power to call a special meeting.

Scores of Fortune 500 companies allow a 10% of shares to call a special meeting compared to KeyCorp’s higher requirement. KeyCorp shareholders do not have the full right to call a special meeting that is available under state law.

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison in 2013.

A shareholder right to call a special meeting and to act by written consent and are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle such as the election of directors. More than 100 Fortune 500 companies provide for shareholders to call special meetings and to act by written consent.

This proposal is of increased importance because the shareholder right to act by written consent is completely lacking at KeyCorp. The lax corporation laws of Ohio do not allow shareholder action by written consent.

We should have the full right to call a special meeting to make up for our total lack of the shareholder right to act by written consent. Adoption of this proposal would be less expensive than reincorporating in Delaware in order to obtain the right to act by written consent to make up for our relatively lame right to call a special meeting.

An enhanced ability of shareholders to call a special meeting would put shareholders in a better position to have a role in improving the makeup of our board of directors. For instance, we did not have oversight of our CEO by an independent chairman. A proposal for oversight of our CEO by an independent chairman won 54%-support at an earlier KeyCorp annual meeting. This 54%-support for better oversight of our CEO would have been higher (perhaps 60%) if small shareholders had the same access to corporate governance information as large shareholders.

The lack of oversight of our CEO by an independent chairman was compounded at KeyCorp since our Lead Director, Alexander Cutler, had our longest director tenure at 17-years. Long-tenure can impair the independence of a director no matter how well qualified. Independence is a priceless attribute in a Lead Director.

Please vote to enhance management accountability to shareholders:

Special Shareholder Meeting Improvement—Proposal Four

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PROPOSAL FOUR: Shareholder Proposal Seeking to Reduce Ownership Threshold to Call Special Shareholder Meeting

Board of Directors Recommendation and Statement

The Board of Directors has carefully reviewed the proposal and recommends that the shareholders vote AGAINST it.

KeyCorp already permits shareholders holding 25% of all shares outstanding to call special meetings of shareholders for any purpose. The Board strongly believes that the current 25% threshold is a reasonable and meaningful threshold that balances the shareholders’ ability to call a special meeting while not forcing KeyCorp to expend significant time and money on a special meeting that only a small minority of shareholders wants. Our current threshold can be met by as few as four of our shareholders acting together. Moreover, a 25% threshold is also the same as, or lower than, the special meeting rights at 78.5% of 469 S&P 500 companies surveyed by TheSharkRepellent.com.

Holding a special meeting costs money and demands significant attention from the Board of Directors and senior management. In addition, there is also a disruption to the Company’s normal business operations. Reducing the threshold to 10% could cause KeyCorp to spend time and resources on a special meeting even if up to 90% of shareholders do not want a special meeting. Special meetings should be limited to instances when there are truly important or urgent matters or concerns that need to be addressed.

In addition to the existing right of shareholders to call a special meeting, the Board has in place robust corporate governance policies that provide shareholders with a meaningful voice to communicate their priorities to the Board and KeyCorp management. These policies include the opportunity to elect directors annually using a majority vote standard, the right to submit proposals for inclusion in the Company’s proxy statement for consideration at an annual meeting (subject to the regulations of the SEC), and the opportunity to vote annually on the advisory “say-on-pay” vote on executive compensation. In addition, KeyCorp regularly engages with shareholders to solicit and discuss their views on governance, executive compensation, and other matters, and feedback received from shareholders as part of our engagement program has in recent years informed Board action, as described more fully in the “Shareholder Engagement” section beginning on page 17 of this Proxy Statement.

Our strong corporate governance policies and practices, including the ability of a reasonable minority of shareholders to call special meetings, already provide our shareholders with a significant ability to raise important matters with the Board and senior management. Accordingly, we believe that this shareholder proposal is not in the best interests of KeyCorp and its shareholders, and for the reasons described above, the Board recommends that shareholders vote AGAINST this shareholder proposal.

Vote Required

Approval of this shareholder proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “AGAINST” this proposal.

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General Information about the Annual Meeting

General Information about the Annual Meeting

Matters to Be Presented

KeyCorp’s Board of Directors is not aware of any other matter to be presented at the Annual Meeting except those described in this proxy statement. If any other matter is properly brought before the Annual Meeting, the individuals you have authorized to vote your shares will vote on your behalf using their best judgment.

How Votes Will Be Counted

Each KeyCorp common share is entitled to one vote on each matter to be considered at the Annual Meeting.

To transact business at the Annual Meeting, a majority of KeyCorp’s outstanding common shares must be present in person or by proxy. This is known as a quorum. If you return a valid proxy, your shares will be counted for determining if a quorum is present at the Annual Meeting.

You may vote “FOR” or “AGAINST,” or choose to “ABSTAIN” from voting for, each nominee for the Board of Directors and for each of the other proposals. Generally, choosing to “ABSTAIN” from a vote is counted as a vote “AGAINST” a particular proposal. However, a vote to “ABSTAIN” from the election of any director (as in Proposal One of this proxy statement) will not be counted as a “FOR” or “AGAINST” vote. Even if you choose to “ABSTAIN” on any or every proposal, your shares will still be counted toward the quorum.

If you hold your shares through a broker, your broker’s ability to vote your shares for you is governed by the rules of the New York Stock Exchange. Without your specific instruction, a broker or other nominee may only vote your shares on routine proposals. Your broker will submit a proxy card on your behalf but leave your shares unvoted on non-routine proposals—this is known as a “broker non-vote.” Without your specific instruction, your broker will not vote your shares on Proposals One (Election of Directors), Three (Advisory Approval of KeyCorp’s Executive Compensation), and Four (Shareholder Proposal Seeking to Reduce Ownership Threshold to Call Special Shareholder Meeting), which the New York Stock Exchange considers “non-routine” proposals. Non-votes will not be counted “FOR” or “AGAINST” these proposals. Proposal Two is a routine matter on which your broker will vote without your instruction. Therefore, broker non-votes are not expected to occur with respect to Proposal Two. Broker non-votes will still be counted toward the quorum.

To ensure your shares are voted at the meeting, you are urged to provide your proxy instructions promptly by telephone, online, or by mailing your signed proxy card in the enclosed envelope. KeyCorp common shares represented by properly executed proxy cards, online instructions, or telephone instructions will be voted as you direct. If you do not vote at all on an otherwise properly-executed proxy card or your properly submitted online instruction gives no voting direction whatsoever, the proxies will vote your shares “FOR” the election of the nominees named herein as directors (Proposal One), “FOR” the ratification of the appointment of Ernst & Young as our independent auditors for the fiscal year ending December 31, 2018 (Proposal Two), “FOR” advisory approval of KeyCorp’s executive compensation (Proposal Three), and “AGAINST” the shareholder’s proposal seeking to reduce the ownership threshold to call a special shareholder meeting (Proposal Four).

Revoking a Proxy

If you have submitted your proxy and would like to revoke it, you may do so any time before your shares are voted at the Annual Meeting by: (i) filing a notice with the Secretary of KeyCorp revoking your proxy, (ii) submitting a new, subsequently dated proxy (whether by proxy card, online, or telephone), or (iii) by attending the Annual Meeting and electing to vote your shares in person. Your presence at the Annual Meeting alone will not revoke your proxy.

Cost of Proxy Solicitation

KeyCorp will pay for preparing, printing, and mailing these proxy materials. Officers and employees of KeyCorp and its subsidiaries may solicit the return of proxies, but will not receive additional compensation for those efforts. KeyCorp has engaged D.F. King to assist in the solicitation of proxies at an anticipated cost of $15,000 plus expenses. KeyCorp will request that brokers, banks, custodians, nominees, and other fiduciaries send proxy materials to all beneficial owners and upon request will reimburse them for their expenses. Solicitations may be made by mail, telephone, or other means.

Attending the Annual Meeting

In Person

If you attend the Annual Meeting in person, you will be asked to present photo identification (such as a state-issued driver’s license) and proof that you own KeyCorp common shares before entering the meeting. If you are a holder of record, the top

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General Information about the Annual Meeting

half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold shares in street name (through a bank or broker, for example), a recent brokerage statement or a letter from your broker or bank showing your holdings of KeyCorp common shares is proof of ownership. If you want to vote shares that you hold in street name in person at the Annual Meeting, you must bring a legal proxy in your name from the broker, bank, or other nominee that holds your shares.

  Online Access

The Annual Meeting will be webcast live on our website: www.key.com/ir. Please visit the website before the meeting starts to determine if you need additional software to view the webcast.

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Additional Information

Additional Information

Proxy Statement Proposals for the 2019 Annual Meeting of Shareholders

The deadline for shareholders to submit proposals under the provisions of Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for the 2019 Annual Meeting of Shareholders is the end of the business day on November  26, 2018.

Other Proposals and Director Nominations for the 2019 Annual Meeting of Shareholders

KeyCorp’s Regulations sets an advance notice procedure for director nominations and for proposals a shareholder wishes to present directly at an annual meeting (rather than submitting for inclusion in our proxy statement under Rule 14a-8). Shareholder proposals submitted outside of Rule 14a-8 for the 2019 Annual Meeting of Shareholders must be received by the Secretary of KeyCorp no less than 60 and no more than 90 days before the meeting. Article I, Section 8 of KeyCorp’s Regulations specifies the information and statements that must be included in any shareholder proposal. The KeyCorp proxy relating to the 2019 Annual Meeting of Shareholders will give the proxy holders the discretion to vote or not vote on proposals submitted outside the Rule 14a-8 process that do not comply with the requirements in KeyCorp’s Regulations.

Shareholders who wish to nominate a person for election as a director of KeyCorp at an annual meeting must strictly comply with the requirements of Article II, Section 2(b) of KeyCorp’s Regulations, including providing notice to the Secretary of KeyCorp not less than 60 nor more than 90 days prior to the meeting. Article II, Section 2(b) of KeyCorp’s Regulations specifies the information and statements that must be included in any shareholder recommendation.

A copy of our Regulations was attached as Exhibit 3 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission and available through its website (www.sec.gov). Upon written request to the Secretary of KeyCorp, KeyCorp will provide any shareholder, without charge, a copy of the procedures governing shareholder proposals or the nomination of directors.

Shareholder nominations or proposals should be submitted to the Secretary of KeyCorp at KeyCorp’s corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. The Secretary will direct the materials to the Chair of the Nominating and Corporate Governance Committee.

Eliminating Duplicative Proxy Materials

A single Notice of Internet Availability of Proxy Materials or a single copy of our 2017 Annual Report on Form 10-K and this proxy statement will be delivered to multiple shareholders who live at the same address. If you live at the same address as another shareholder and would like to receive your own copy of the Notice of Internet Availability of Proxy Materials, 2017 Annual Report, or this proxy statement, please contact KeyCorp’s transfer agent, Computershare Investor Services, LLC, by telephone at (800) 539-7216 or by writing to Computershare at P.O. Box 43078, Providence, Rhode Island 02940-3078. A separate copy of the Notice of Internet Availability of Proxy Materials, or of our 2017 Annual Report and this proxy statement, will be delivered to you promptly and without charge.

If you live at the same address as another shareholder and are receiving multiple copies of our proxy materials, please contact Computershare at the telephone number or address above if you only want to receive one copy of those materials.

Annual Report

KeyCorp will provide without charge to each beneficial holder of KeyCorp common shares on the record date, upon written request of any such person, a copy of our 2017 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Any such request should be made in writing to the Secretary of KeyCorp at KeyCorp’s corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. Materials may also be requested online, by visiting www.key.com/ir, clicking on “Requests & Contact Info” on the left-hand navigation, and completing the provided form.

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001CSN2E7F

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may vote using one of the methods outlined below.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 10, 2018.

Vote by Internet
•	Go to www.envisionreports.com/KEY
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Election of Directors								B	Proposals
The Board of Directors recommends a vote FOR the listed nominees.									The Board of Directors recommends a vote FOR Proposal 2.
1.	Nominees:	For	Against	Abstain		For	Against	Abstain			For	Against	Abstain
	01 - Bruce D. Broussard	☐	☐	☐	02 - Charles P. Cooley	☐	☐	☐	2.	Ratification of the appointment of independent auditor.	☐	☐	☐
	03 - Gary M. Crosby	☐	☐	☐	04 - Alexander M. Cutler	☐	☐	☐	The Board of Directors recommends a vote FOR Proposal 3.
	05 - H. James Dallas	☐	☐	☐	06 - Elizabeth R. Gile	☐	☐	☐	3.	Advisory approval of executive compensation.	For	Against	Abstain
											☐	☐	☐
	07 - Ruth Ann M. Gillis	☐	☐	☐	08 - William G. Gisel, Jr.	☐	☐	☐	The Board of Directors recommends a vote AGAINST Proposal 4.
	09 - Carlton L. Highsmith 11 - Kristen L. Manos	☐ ☐	☐ ☐	☐ ☐	10 - Richard J. Hipple 12 - Beth E. Mooney	☐ ☐	☐ ☐	☐ ☐	4.	Shareholder proposal seeking to reduce ownership threshold to call special shareholder meeting.	For ☐	Against ☐	Abstain ☐

	13 - Demos Parneros	☐	☐	☐	14 - Barbara R. Snyder	☐	☐	☐

	15 - David K. Wilson	☐	☐	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy Solicited on Behalf of the Board of Directors of KeyCorp for the Annual Meeting on May 10, 2018

The undersigned hereby constitutes and appoints Beth E. Mooney, Paul N. Harris, and Kristy L. Berner, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 10, 2018, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.

1.	Election of Directors: the nominees of the Board of Directors whose term of office will expire in 2019 are:
Bruce D. Broussard, Charles P. Cooley, Gary M. Crosby, Alexander M. Cutler, H. James Dallas, Elizabeth R. Gile, Ruth Ann M. Gillis, William G. Gisel, Jr., Carlton L. Highsmith, Richard J. Hipple, Kristen L. Manos, Beth E. Mooney, Demos Parneros, Barbara R. Snyder, and David K. Wilson.
2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the fiscal year ending December 31, 2018.
3.	Advisory approval of executive compensation.
4.	Shareholder proposal seeking to reduce ownership threshold to call special shareholder meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the listed nominees, FOR Proposals 2 and 3, and AGAINST Proposal 4.

In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby transfers all power given by the signer to vote at the said meeting or any adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation.

SEE REVERSE SIDE

D	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

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PLEASE PRESENT THIS NOTICE AS YOUR ADMISSION TICKET IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING.

Vote by Internet
•	Go to www.envisionreports.com/KEY
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

KeyCorp Shareholder Meeting to be Held on May 10, 2018

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This is not a ballot. You cannot use this notice to vote. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2018 Proxy Statement and the 2017 Annual Report on Form 10-K are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/KEY to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 30, 2018 to facilitate timely delivery.

The KeyCorp Annual Meeting of Shareholders will be held on May 10, 2018 at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114, at 8:30 a.m., local time.

For directions, please call (216) 689-4221.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2 and 3, and AGAINST Proposal 4:

1.	Election of Directors: the nominees of the Board of Directors whose term of office will expire in 2019 are:

Bruce D. Broussard, Charles P. Cooley, Gary M. Crosby, Alexander M. Cutler, H. James Dallas, Elizabeth R. Gile, Ruth Ann M. Gillis, William G. Gisel, Jr., Carlton L. Highsmith, Richard J. Hipple, Kristen L. Manos, Beth E. Mooney, Demos Parneros, Barbara R. Snyder, and David K.Wilson.

2.	Ratification of the appointment of independent auditor Ernst & Young LLP for the fiscal year ending December 31, 2018.
3.	Advisory approval of executive compensation.
4.	Shareholder proposal seeking to reduce ownership threshold to call special shareholder meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
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Internet – Go to www.envisionreports.com/KEY. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials KeyCorp” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 30, 2018.
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